Filed Pursuant to Rule 424(b)(3)

Registration No. 333-260340

PROSPECTUS

Alterola Biotech, Inc.

55,000,000 Shares of Common Stock

Our common stock is quoted on the OTC Markets under the symbol “ABTI.” The last reported sale price of our common stock on October 18, 2021 was $0.343 per share.

This prospectus relates to the offer and sale of up to 55,000,000 shares of common stock, par value $0.001, of Alterola Biotech Inc., a Nevada corporation, by EMC2 Capital, LLC, or EMC2 or the Selling Stockholder.

The shares of common stock being offered by the Selling Stockholder have been or may be issued pursuant to the purchase agreement dated August 11, 2021, that we entered into with EMC2. See “The EMC2 Transaction” on page 7 for a description of that agreement and “Selling Stockholder” on page 38 for additional information regarding EMC2. The prices at which EMC2 may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Stockholder.

The Selling Stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” on page 34 for more information about how the Selling Stockholder may sell the shares of common stock being registered pursuant to this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 4 in this prospectus to read about the factors you should consider before buying shares of our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2021

You should rely only on the information contained in this prospectus and in any free writing prospectus that we may provide to you in connection with this offering. We have not authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any such free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We can provide no assurance as to the reliability of any other information that others may give you. We are not making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of such free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we, nor any of our officers, directors, or agents, makes any representation to you about the legality of an investment in our common stock. You should not interpret the contents of this prospectus or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

PROSPECTUS SUMMARY

This summary highlights information about this offering and the information included in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, especially the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included herein, including the notes thereto, before making an investment decision. References in this prospectus to “we,” “us,” “our,” “the company” and the “Company” refer to Alterola Biotech, Inc. and, where appropriate, its subsidiaries, unless expressly indicated or the context otherwise requires.

Business Overview

Our goal is to provide better medicines for patients across the globe. We believe in harnessing the therapeutic potential of cannabinoids and cannabinoid- like compounds, which can bring valuable treatments to seriously ill patients. Rather than just focussing on one method of identifying, researching and developing such medicines, we are interested in developing new medicines from all sources including botanical, traditional chemical synthesis and biosynthetic methodologies.

On May 28, 2021, we acquired ABTI Pharma Limited, a company registered in England and Wales (“ABTI Pharma”), with the purchase of all of its capital stock in exchange for 600,000,000 shares of our common stock pro rata to the ABTI Pharma shareholders.

As a result of the acquisition, we are a pharmaceutical company working with cannabinoid and cannabinoid like molecules. We have three areas of focus:

1) Development of regulated pharmaceuticals (human and animal health) and regulated food products. This has been achieved via the strategic acquisition of Phytotherapeutix Ltd.

2) Production of low cost of goods Active Pharmaceutical Ingredient (API) and food-grade ingredients (supported by the strategic acquisition of Ferven Ltd), and

3) Formulation, and drug delivery, providing improved bioavailability, solubility and stability (supported by the exclusive licensing of IP and technology from Nano4M Ltd).

Phytotherapeutix Ltd, a subsidiary of ABTI Pharma, has generated a number of molecules with patents pending, some of which have demonstrable pharmacological activity, similar to that of CBD. This means that some of these molecules are anticipated to have a similar market potential to CBD across a range of therapeutic areas.

Ferven Ltd, another subsidiary of ABTI Pharma, is looking to produce cannabinoids by fermentation. The exclusively licensed organism has the potential to be genetically modified to produce multiple cannabinoids at a very low cost of goods. It is anticipated that the selected genetically modified organisms will grow very quickly, which in turn, reduces the cost of production.

Nano4M Ltd is a company which has exclusively licensed its nano-formulation patents and know-how to ABTI Pharma Ltd.

Additionally, we may consider entering into Joint Venture Partnerships, Acquisition of Companies with complimentary portfolios or Licencing Agreements to enhance the product portfolio. These are strategies the Company may implement and any such opportunities will be assessed on a case by case basis and on their merit at the time.

ABTI Pharma management has extensive proven experience, know-how and connections in the cannabinoid medicines sector, and is looking to utilize this knowledge and experience for the development of such medicines from existing cannabinoids and cannabinoid-like molecules.

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Our address is 47 Hamilton Square Birkenhead, Merseyside CH41 5AR United Kingdom. Our telephone number is +44 151 601 9477. Our website is www.alterolabio.com.

We do not incorporate the information on or accessible through our websites into this Registration Statement, and you should not consider any information on, or that can be accessed through, our websites a part of this Registration Statement.

The EMC2 Transaction

On August 11, 2021, we entered into a purchase agreement with EMC2, which we refer to in this prospectus as the Purchase Agreement, pursuant to which EMC2 has agreed to purchase from us up to an aggregate of $125,000,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. Also, on August 11, 2021, we entered into a registration rights agreement with EMC2, which we refer to in this prospectus as the Registration Rights Agreement, pursuant to which we are required to file with the SEC a registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock that have been or may be issued to EMC2 under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, at the time we signed the Purchase Agreement and the Registration Rights Agreement, we issued 7,500,000 shares of our common stock and 15,000,000 warrants to EMC2 as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, which we refer to in this prospectus as the Commitment Shares and Commitment Warrants.

We do not have the right to commence any sales of our common stock to EMC2 under the Purchase Agreement until certain conditions set forth in the Purchase Agreement, all of which are outside of EMC2’s control, have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus. Thereafter, we may, from time to time and at our sole discretion, direct EMC2 to purchase shares of our common stock in amounts up to 100,000 shares on any single business day, subject to a maximum of $1,000,000 per purchase, plus other “VWAP Purchases” under certain circumstances. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to EMC2. The purchase price of the shares that may be sold to EMC2 under the Purchase Agreement will be based on the market price of our common stock preceding the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement. EMC2 may not assign or transfer its rights and obligations under the Purchase Agreement.

As of August 11, 2021, there were 754,280,000 shares of our common stock outstanding, of which 115,130,000 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to $125,000,000 of our common stock to EMC2, only 55,000,000 shares of our common stock are being offered under this prospectus, which represents: (i) 7,500,000 shares that we issued to EMC2 as a commitment fee for making the commitment under the Purchase Agreement; (ii) 15,000,000 shares underlying the Commitment Warrants; and (iii) an additional 32,500,000 shares which may be issued to EMC2 in the future under the Purchase Agreement, if and when we sell shares to EMC2 under the Purchase Agreement. Depending on the market price of our common stock at the time we elect to issue and sell shares to EMC2 under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $125,000,000 total commitment available to us under the Purchase Agreement. If all of the 55,000,000 shares offered by EMC2 under this prospectus were issued and outstanding as of the date hereof, such shares would represent 6.7% of the total number of shares of our common stock outstanding and 32.33% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. If we elect to issue and sell more than the 55,000,000 shares offered under this prospectus to EMC2, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by EMC2 is dependent upon the number of shares we sell to EMC2 under the Purchase Agreement.

The Purchase Agreement also prohibits us from directing EMC2 to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by EMC2 and its affiliates, would result in EMC2 and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to EMC2.

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The Offering

Common stock outstanding prior to this offering	754,280,000 shares of common stock

Common stock offered by the Selling Stockholder	55,000,000 shares of common stock consisting of: 7,500,000 Commitment Shares issued to EMC2; 15,000,000 shares underlying the Commitement Warrants issued to EMC2; and 32,500,000 shares we may sell to EMC2 under the Purchase Agreement from time to time after the date of this prospectus.

Common stock to be outstanding immediately after this offering(1)	809,280,000 shares of common stock. If issued presently, the 55,000,000 shares of common stock registered for resale by EMC2 would represent approximately 6.7% of our issued and outstanding shares of common stock. Additionally, the 55,000,000 shares of common stock registered for resale herein would represent approximately 33% of our public float.

Offering price per share	EMC2 (the selling stockholder identified in this prospectus) may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock by EMC2 (the selling stockholder identified in this prospectus). However, we will receive proceeds from our initial sale of shares to EMC2, pursuant to the Purchase Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital and that the Board of Directors, in good faith deem to be in the best interest of the Company. See “Use of Proceeds”

Duration of this offering	The offering shall terminate on the earlier of (i) the date when the sale of all 55,000,000 shares is completed, or (ii) August 11, 2024.

Risk factors	Investing in our common stock involves a high degree of risk, and the purchasers of our common stock may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors” beginning on page 4 and the other information in this prospectus.

OTC Markets trading symbol	Our common stock is quoted on the OTC Markets under the symbol “ABTI.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our securities. If any of the following risks actually occur, as well as other risks not currently known to us or that we currently consider immaterial, our business, operating results and financial condition could be materially adversely affected. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus. In assessing the risks below, you should also refer to the other information contained in this prospectus, including the financial statements and the related notes, before deciding to purchase any of our securities.

Risk Related to Covid 19

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the world as a whole. For example, the outbreak of COVID-19, which began in China, has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our users or other business partners. For example, due to COVID-19, we have been unable to travel across the relevant jurisdictions pertaining to our business and foresee this as an ongoing issue. While it is not possible at this time to estimate the full impact that COVID-19 could have on our business, potential users or other potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

 Risks Relating to Our Financial Condition

There are doubts about our ability to continue as a going concern.

We have generated no revenue, and have an accumulated deficit of $1,649,936 through June 30, 2021. These factors raise substantial doubt about our ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

We seek to overcome the circumstances that impact our ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. We anticipate raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue operations. Our ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights.

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Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to continue to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent on outside financing for continuation of our operations.

Because we have generated no revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business operations. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We will need additional funds to complete further development of our business plan to achieve a sustainable level where ongoing operations can be funded out of revenues. We anticipate that we must raise $25,000,000 for our operations for the next 12 months, and $81,000,000 for our initial clinical development program for each of the molecules and therapeutic indications. We will require further funding to fully implement our business plan to its fullest potential and achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

▪	general economic conditions in the geographies and industries where we sell our services and conduct operations; legislative policies where we sell our services and conduct operations;

▪	the budgetary constraints of our customers; seasonality;

▪	success of our strategic growth initiatives;

▪	costs associated with the launching or integration of new or acquired businesses; timing of new product introductions by us, our suppliers and our competitors; product and service mix, availability, utilization and pricing;

▪	the mix, by state and country, of our revenues, personnel and assets; movements in interest rates or tax rates;

▪	changes in, and application of, accounting rules; changes in the regulations applicable to us; and litigation matters.

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As a result of these factors, we may not succeed in our business and we could go out of business.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced any revenues or profit and may not in the near future, if at all. We cannot be certain that we will be able to realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger industry presence and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern is dependent upon raising capital from financing transactions, increasing revenue and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

Risks Related with Management and Control Persons

We are dependent on the continued services of our Chairman and Chief Operating Officer and if we fail to keep them or fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Dominic Schiller and Hunter Land, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in our industry. Although we expect that our planned compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price

Our officers and directors have substantial control over us and our policies and will be able to influence corporate matters.

Our officers and directors presently beneficially own 60% of our common stock. They are able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. They could prevent transactions, which would be in the best interests of the other shareholders. Our officers and directors’ interests may not necessarily be in the best interests of the shareholders in general.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

Our officers and directors have limited experience managing a public company.

Our officers and directors have limited managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. Our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

Risks Relating to our Common Stock and Offering

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We will likely be required to conduct equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If our common stock shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common stock shares in order to fund our business operations. If we issue additional common stock shares or securities convertible into shares of our common stock, your percentage interest in us could become diluted.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

Our common stock is quoted on the OTCPink under the symbol, “ABTI.” The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

▪	government regulation of our products and services;

▪	the establishment of partnerships with sports development companies;

▪	intellectual property disputes;

▪	additions or departures of key personnel;

▪	sales of our common stock

▪	our ability to integrate operations, technology, products and services;

▪	our ability to execute our business plan;

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▪	operating results below expectations;

▪	loss of any strategic relationship;

▪	industry developments;

▪	economic and other external factors; and

▪	period-to-period fluctuations in our financial results.

Because we have no revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the EMC2 Purchase Agreement.

The sale of our common stock to EMC2 in accordance with the Purchase Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to EMC2 in order to exercise a put under the Purchase Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the EMC2 Purchase Agreement may have significant dilutive effect.

Depending on the number of shares we issue pursuant to the EMC2 Purchase Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Purchase Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Purchase Agreement is realized. Dilution is based upon common stock put to EMC2 and the stock price discounted to 91% of the lowest sales price on the purchase date.

EMC2 will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the EMC2 Purchase Agreement will be purchased at 91% of the lowest sales price on the purchase date. EMC2 has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If EMC2 sells our shares, the price of our common stock may decrease. If our stock price decreases, EMC2 may have further incentive to sell such shares. Accordingly, the discounted sales price in the Purchase Agreement may cause the price of our common stock to decline.

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We may not have access to the full amount under the Purchase Agreement.

At an assumed purchase price under the Purchase Agreement of $ 0.312 (equal to 91% of the lowest sales price on October 18, 2021, we will be able to receive up to $ 17,160,000 in gross proceeds, assuming the sale of the entire 55,000,000 purchase notice shares being registered hereunder pursuant to the Purchase Agreement. At an assumed purchase price of $0.312 under the Purchase Agreement, we would be required to register 345,641,026 additional shares of our common stock to obtain the balance of $ 107,840,000 of the total $125,000,000 under the Purchase Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Purchase Agreement.

Our ability to draw down funds and sell shares under the Purchase Agreement with EMC2 requires that the registration statement of which this prospectus forms a part to be declared effective and continue to be effective. The registration statement of which this prospectus forms a part registers the resale of 55,000,000 shares issuable under the Purchase Agreement with EMC2, and our ability to sell any remaining shares issuable under the investment with EMC2 is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the Securities and Exchange Commission and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of our common stock to EMC2 under the Purchase Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the purchase agreement with EMC2 to be declared effective by the Securities and Exchange Commission in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to EMC2. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the Purchase Agreement with EMC2 is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $125,000,000 under the investment with EMC2.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares. The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•       that a broker or dealer approve a person’s account for transactions in penny stocks, and

•       the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•       obtain financial information and investment experience objectives of the person, and

•       make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•       sets forth the basis on which the broker or dealer made the suitability determination and

•       that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Risks Relating to Our Company and Industry

Our future success will largely depend on the success of our drug candidates, which development will require significant capital resources and years of clinical development effort.

We currently have no drug products on the market, and none of our drug development projects / pipeline drug candidates has reached preclinical study or clinical trial status. Our business depends almost entirely on the successful clinical development, regulatory approval and commercialization of our pipeline drug candidates. Investors need to be aware that substantial additional investments including preclinical and clinical development and regulatory approval efforts will be required before we are permitted to market and commercialize our pipeline drug candidates, if ever. It may be several years before we can commence clinical trials, if ever. Any clinical trial will be subject to extensive and rigorous review and regulation by numerous government authorities in the United States, the European Union, and other jurisdictions where we intend, if approved, to market our pipeline drug candidates. Before obtaining regulatory approvals for any of our pipeline drug candidates, we must demonstrate through preclinical testing and clinical trials that the pipeline drug candidate is safe and effective for its specific application. This process can take many years and may include post- marketing studies and surveillance, which would require the expenditure of substantial resources. Of the large number of drugs in development for approval in the United States, European Union (and the rest of the world), only a small percentage will successfully complete the FDA regulatory approval process or be granted authorization to be marketed in the European Commission or the other competent authorities in the European Union (“EU”) Member States, or the rest of the world. Accordingly, even if we obtain the sufficient financing to fund our planned research, development and clinical programs, we cannot assure you that any of our pipeline drug candidates will be successfully developed or commercialized.

We may be unable to formulate or scale-up any or all of our pipeline drug candidates. There is no guarantee that any of the pipeline drug candidates will be or are able to be manufactured or produced in a manner to meet the FDA’s criteria for product stability, content uniformity and all other criteria necessary for product approval in the United States and other markets. Any of our pipeline drug candidates may fail to achieve their specified endpoints in clinical trials.

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Furthermore, pipeline drug candidates may not be approved even if they achieve their specified endpoints in clinical trials. The FDA may disagree with our trial design and our interpretation of data from clinical trials, or may change the requirements for approval even after it has reviewed and commented on the design for our clinical trials. The FDA may also approve a drug for fewer or more limited indications than we request, or may grant approval contingent on the performance of costly post-approval clinical trials (i.e., Phase IV trials). In addition, the FDA may not approve the labeling claims that we believe are necessary or desirable for the successful commercialization of our pipeline drug candidates.

If we are unable to expand our pipeline and obtain regulatory approval for our pipeline drug candidates within the timelines we anticipate, we will not be able to execute our business strategy effectively and our ability to substantially grow our revenues will be limited, which would have a material adverse impact on our long-term business, results of operations, financial condition, and prospects.

Our drug development projects, if approved, may be unable to achieve the expected market acceptance and, consequently, limit our ability to generate revenue

Even when drug development is successful and regulatory approval has been obtained, our ability to generate significant revenue depends on the acceptance of our (then) approved medicines by physicians, prescribers and patients. We cannot assure you that any of our pipeline drug candidates will achieve the expected market acceptance and revenue, if and when we obtain the regulatory approvals. The market acceptance of any drug depends on a number of factors, including the indication statement and warnings approved by regulatory authorities for the drug label, continued demonstration of efficacy and safety in commercial use, physicians’ / prescribers willingness to prescribe the drug, reimbursement from third-party payers such as government health care systems and insurance companies, the price of the drug, the nature of any post-approval risk management plans mandated by regulatory authorities, competition, and marketing and distribution support. Any factors preventing or limiting the market acceptance of our drugs could have a material adverse effect on our business, results of operations and financial condition.

Results of preclinical studies and earlier clinical trials are not necessarily predictive indicators of future results.

Any positive results from future preclinical testing of our pipeline drug candidates and potential future clinical trials may not necessarily be predictive of the results from Phase 1, Phase 2 or Phase 3 clinical trials. In addition, our interpretation of results derived from clinical data or our conclusions based on our preclinical data may prove inaccurate. Frequently, pharmaceutical and biotechnology companies have suffered significant setbacks in clinical trials after achieving positive results in preclinical testing and early phase clinical trials, and we cannot be certain that we will not face similar setbacks. These setbacks may be caused by the fact that preclinical and clinical data can be susceptible to varying interpretations and analyses. Furthermore, certain pipeline drug candidates may perform satisfactorily in preclinical studies and clinical trials, but nonetheless fail to obtain FDA approval, a marketing authorization granted by the European Commission, or appropriate approvals by the appropriate medicines regulatory authorities in other countries. If we fail to produce positive results in our clinical trials for our pipeline drug candidates, the development timeline and regulatory approval and commercialization prospects for them and as a result our business and financial prospects, would be materially adversely affected.

The regulatory approval processes with the FDA, the EMA and other comparable foreign regulatory authorities is lengthy and inherently unpredictable.

We are not permitted to market our drug candidates as medicines in the United States or the European Union or other countries until we receive approval of a New Drug Application (“NDA”) from the FDA or a Marketing Authorization Application (“MAA”) from the European Commission, respectively, or in any foreign countries until we receive the approval from the regulatory authorities of such countries. Prior to submitting an NDA to the FDA or an MAA to the EMA for approval of our drug candidates we will need to have completed our preclinical studies and clinical trials. Successfully completing any clinical program and obtaining approval of an NDA or MAA is a complex, lengthy, expensive and uncertain process, and the FDA or EMA (or other country medicines regulatory body) may delay, limit or deny approval of pipeline drug candidates for many reasons, including, among others, because:

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▪	an inability to demonstrate that our pipeline drug candidates are safe and effective in treating patients to the satisfaction of the FDA or EMA (or any other country’s medicine regulatory body);
▪	results of clinical trials that may not meet the level of statistical or clinical significance required by the FDA or EMA (or any other country’s medicine regulatory body);
▪	disagreements with the FDA or EMA (or any other country’s medicine regulatory body) with respect to the number, design, size, conduct or implementation of clinical trials;
▪	requirements by the FDA and EMA (or any other country’s medicine regulatory body) to conduct additional clinical trials;
▪	disapproval by the FDA or EMA or other applicable foreign regulatory authorities of certain formulations, labeling or specifications of pipeline drug candidates;
▪	findings by the FDA or EMA (or any other country’s medicine regulatory body) that the data from preclinical studies and clinical trials are insufficient;
▪	the FDA or EMA (or any other country’s medicine regulatory body) may disagree with the interpretation of data from preclinical studies and clinical trials; and
▪	the FDA, European Commission or other applicable foreign regulatory agencies may change their approval policies or adopt new regulations.

Any of these factors, many of which are beyond our control, could increase development time and / or costs or jeopardize our ability to obtain regulatory approval for our drug candidates.

We may apply for orphan drug status granted by the FDA and / or EMA for some of our drug candidates for the treatment of rare diseases.

Regulatory authorities in some jurisdictions, including the United States and the European Union, may designate drugs for relatively small patient populations as orphan drugs. The FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition that affects fewer than 200,000 individuals annually in the United States. In the European Union, the EMA’s Committee for Orphan Medicinal Products grants orphan drug designation to promote the development of drugs that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than 5 in 10,000 persons in the European Union. Additionally, such designation is granted for drugs intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the drug.

In the USA, orphan drug designation entitles a party to financial incentives, such as opportunities for grant funding towards clinical trial costs, tax credits for certain research and user fee waivers under certain circumstances. In addition, if a drug receives the first FDA approval for the drug and indication for which it has orphan drug designation, the drug is entitled to seven years of market exclusivity, which means the FDA may not approve any other application for the same drug for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the drug with orphan drug exclusivity. Orphan drug exclusivity does not prevent the FDA from approving a different drug for the same disease or condition, or the same drug for a different disease or condition.

In the European Union, orphan drug designation also entitles a party to financial incentives such as reduction of fees or fee waivers and ten years of market exclusivity following drug approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the drug is sufficiently profitable so that market exclusivity is no longer justified.

Whilst the company may wish to apply for ODDs for some or all of its pipeline drug candidates, there is no guarantee that FDA or EMA (or any other international regulatory body) will grant an ODD for any of the company’s pipeline drug candidates.

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Our drug candidates may become subject to controlled substance laws and regulations in the U.S.

While cannabis and some cannabinoids are controlled substances under the CSA in the United States, we plan to initially focus our drug development projects using cannabinoids and other molecules that are produced from a variety of sources: (1) produced via chemical synthesis and / or (2) produced biosynthetically and / or (3) produced via botanical means.

A number of cannabinoid-containing medicines, such as Marinol® or Syndros® (containing dronabinol), or Epidiolex (containing botanically-derived cannabidiol) or Cesamet® (containing nabilone) have been approved by the FDA for variousindications.

In the USA, while plant-derived cannabinoids – during development - are categorized as Schedule I substances under the CSA, the scheduling changes once a medicine has been approved by the FDA.

Marinol®, a capsule formulation which contains synthetic tetrahydrocannabinol, or THC when formulated is a Schedule III medicine. Syndros® (which also contains synthetic THC, dronabinol) is a liquid formulation as is classified as Schedule II.

Epidiolex® was initially a Schedule V medicine when it was introduced in 2018, but was descheduled by the DEA in 2020.

It is our intention to produce pipeline drug candidates via synthetic, and / or biosynthetic and / or botanical means, which may produce complex extracts or purified drug substance as API.

Depending upon the content of our selected API(s), and their subsequent controlled drug status in the USA, and if the company conducts preclinical studies or clinical trials in the United States, we will become subject to the CSA laws and regulation in addition to FDA regulations. If the Company decides to proceed with APIs which are controlled drugs, it will evaluate where it is best to conduct its research and preclinical and clinical trials. This may or may not be the USA.

Nevertheless, our finished drug products may contain controlled substances as defined in the CSA. Pipeline drug candidates which contain controlled substances are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances, by definition, have a high potential for abuse, have no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

While cannabis and certain of its derivatives and certain cannabinoids are Schedule I controlled substances, drugs approved for medical use in the United States that contain cannabis, cannabis extracts or certain cannabinoids must be placed in Schedules II - V, since approval by the FDA satisfies the “accepted medical use” requirement. If, and when any of our pipeline drug candidates receive FDA approval, for those that are considered controlled substances under the CSA, the DEA will make a scheduling determination and place it in a schedule other than Schedule I for it to be prescribed for patients in the United States. If approved by the FDA, depending upon the products potential for abuse amongst other factors, we expect the finished dosage forms of any of our pipeline drug candidates to be listed by the DEA as a Schedule II-V controlled substance. Consequently, their manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will be subject to a significant degree of regulation by the DEA (in the USA) and the corresponding competent authorities around the world.

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The scheduling process may take one or more years beyond FDA approval in the USA, thereby significantly delaying the launch of our drugs / medicines. However, the DEA must issue a temporary order scheduling the drug within 90 days after the FDA approves the drug and the DEA receives a scientific and medical evaluation and scheduling recommendation from the Department of Health and Human Services. Furthermore, if the FDA, DEA or any foreign regulatory authority determines that any of our drugs may have potential for abuse, it may require us to generate more clinical data than that which is currently anticipated, which could increase the cost and/or delay the launch of our drugs / medicines or APIs (or food or cosmetic ingredients outside of the USA).

Clinical trials of cannabinoid-based drug candidates are novel with very limited or non-existing history; we face a significant risk that the trials will not result in commercially viable drugs and treatments.

At present, there is only a very limited documented clinical trial history from which we can derive any scientific conclusions for our drug pipeline candidates, or prove that our present assumptions for the current and planned research are scientifically compelling. The API content of the Investigational Medicinal Products (IMPs) can vary from one IMP to another – hence it is not necessarily possible to extrapolate results from studies with one product and predict efficacy of safety with another product containing a similar API a different source. Whilst the principal cannabinoid component may be similar, the APIs may differ in terms of minor cannabinoid content, impurity profiles or degradant profiles. While we are encouraged by the results of clinical trials by others (where they exist), there can be no assurance that any preclinical study or clinical trial will result in producing results which will lead to commercially viable drugs or treatments.

Clinical trials are expensive, time consuming and difficult to design and implement. We, as well as the regulatory authorities may suspend, delay or terminate our clinical trials at any time, may require us, for various reasons, to conduct additional clinical trials, or may require a particular clinical trial to continue for a longer duration than originally planned, including, among others:

▪	lack of effectiveness of any API, formulation or delivery system during clinical trials;
▪	discovery of serious or unexpected toxicities or side effects experienced by trial participants or other safety issues;
▪	slower than expected rates of subject recruitment and enrollment rates in clinical trials;
▪	delays or inability in manufacturing or obtaining sufficient quantities of GMP-grade materials for use in clinical trials due to regulatory and manufacturing constraints;
▪	delays in obtaining regulatory authorization to commence a trial, including Institutional Review Board (“IRB”) approvals or DEA approvals, licenses required for obtaining and using cannabis , cannabis-derived cannabinoid or cannabinoid-like substances for research, either before or after a trial is commenced;
▪	unfavorable results from ongoing pre-clinical studies and clinical trials;
▪	patients or investigators failing to comply with clinical trial protocols;
▪	patients failing to return for post-treatment follow-up at the expected rate;
▪	sites participating in an ongoing clinical trial withdraw, requiring us to engage new sites;
▪	third-party clinical investigators decline to participate in our clinical trials, do not perform the clinical trials on the anticipated schedule, or act in ways inconsistent with the established investigator agreement, clinical trial protocol, good clinical practices, and other IRB requirements;
▪	third-party entities do not perform data collection and analysis in a timely or accurate manner or at all; or
▪	regulatory inspections of our clinical trials require us to undertake corrective action or suspend or terminate our clinical trials.

Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

The FDA has not approved any complex botanically-derived cannabinoid drug as a safe and effective drug for any indication.

To date, the FDA has not approved any complex botanical cannabinoid medicine as safe and effective for any indication. It has however approved a cannabinoid medicine containing a highly purified cannabinoid (CBD) medicine (Epidiolex®) for a limited number of indications. However, the FDA is aware that there is considerable interest in the use of complex botanical medicines (e.g. Sativex® - which is not approved in the USA, but is approved in some other countries) or purified cannabinoids (e.g. Epidiolex®) or synthesized cannabinoid medicines (e.g. Marinol) to attempt to treat a number of medical conditions.

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Before conducting testing in humans of a drug that has not been approved by the FDA, we will need to submit an investigational new drug (“IND”) application to the FDA (or a Clinical Trial Authorisation (CTA) to the EMA). Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as the FDA’s refusal to approve pending NDAs, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution. Failure to comply with similarly applicable regulatory requirements in other countries may also subject a company to a variety of administrative or judicial sanctions within their country.

We face a potentially highly competitive market.

Demand for cannabinoid-containing or cannabis-based medicines will likely be dependent on a number of social, political and economic factors that are beyond our control. While we believe that there will be a demand for such drugs, and that the demand will grow, there is no assurance that such demand will happen, that we will benefit from any demand or that our business, in fact, will ever generate revenues from our drug development programs or become profitable.

The emerging markets for cannabinoid-containing or cannabis-derived medicines and medical research and development is and will likely remain competitive. The development and commercialization of drugs / medicines is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as products and processes being developed by universities and other research institutions. Many of our competitors have developed, are developing, or will develop drugs and processes which may be competitive with our drug candidates. Competitive therapeutic treatments include those that have already been approved by medicines regulators and accepted by the medical community and any new treatments that may enter the market. For some of our drug development programs / areas of therapeutic interest, other treatment options are currently available, under development, and may become commercially available in the future. If any of our pipeline drug candidates is approved for the diseases and conditions we are currently pursuing, they may compete with a range of medicines / therapeutic treatments that are either in development, will be developed in the future or currently marketed.

We are aware of many companies that are engaged in cannabinoid-derived drug development activities. In addition, other U.S.-based and foreign-based companies are in early stage discovery and preclinical development utilizing the cannabinoids CBD and/or THC.

Established companies may have a competitive advantage over us due to their size and experiences, financial resources, and institutional networks. Many of our competitors may have significantly greater financial, technical and human resources than we do. Due to these factors, our competitors may have an advantage in marketing their approved drugs and may obtain regulatory approval of their drug candidates before we are able to, which may limit our ability to develop or commercialize our drug candidates. Our competitors may also develop drugs / medicines that are safer, more effective, more widely used and less expensive than ours. These advantages could materially impact our ability to develop and, if approved, commercialize our pipeline drug candidates successfully. Furthermore, some of these competitors may make acquisitions or establish collaborative relationships among themselves or with third parties to increase their ability to rapidly gain market share.

Our pipeline drug candidates may compete with other cannabinoid or cannabis-based drugs, in addition to competing with state-licensed medical and recreational marijuana, in markets where the recreational and/or medical use of marijuana is legal. There is continuing support in the USA for further state legalization of marijuana. In markets where recreational and/or medical marijuana is not legal, our pipeline drug candidates, once approved by regulators, may compete with marijuana or marijuana-based products purchased in the illegal drug market. This may or may not affect the commercial price that we may be able to achieve for our cannabinoid-containing or other non-cannabinoid-containing regulatory-approved medicines, should they be approved by the FDA.

Moreover, as generic versions of drug products enter the market, the price for such medicines may be expected to decline rapidly and substantially. Even if we are the first to obtain FDA approval of one of our pipeline drug candidates, the future potential approval of generics could adversely affect the price we are able to charge and the profitability of our product(s) will likely decline.

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Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in more resources being concentrated among a smaller number of our competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

These companies may compete with us in recruiting and retaining qualified scientific, management and commercial personnel, utilizing contract manufacturing facilities or contract research organizations (CROs), or establishing clinical trial sites and subject registration for clinical trials, as well as in acquiring technologies complementary to our research projects.

Our failure to comply with existing and potential future laws and regulations relating to drug development could harm our plan of operations.

Our business is, and will be, subject to wide-ranging existing federal and state laws and regulations and other governmental bodies in each of the countries we may develop and/or market our pipeline drug candidates. We must comply with all regulatory requirements if we expect to be successful.

If any of our cannabinoid-containing or cannabis-based pipeline drug candidates are controlled substances and are approved in the United States, they will be subject to ongoing regulatory requirements including federal and state requirements. As a result, we and our collaborators and/or joint venture partners must continue to expend time, money and effort in all areas of regulatory compliance, including, if applicable, manufacturing, production, quality control and assurance, preclinical research and development and, of upmost importance, clinical trials. We will also be required to report certain adverse reactions and production problems, if any and applicable, to the FDA, and to comply with advertising and promotion requirements for our cannabinoid-containing drug candidates.

Any failure to comply with ongoing regulatory or controlled drug requirements may significantly and adversely affect our ability to conduct clinical trials which are prerequisites to our ability to commercialize our cannabinoid-based drugs and related treatments. If regulatory sanctions are applied or if regulatory approval, once obtained, is for any reason suspended or withdrawn, the value of our business and our operating results could be materially adversely affected.

Our failure to be able to out-licence some or all of our pipeline drug candidates could harm our plan of operations.

The cost of drug development is high and the attrition rate of new drug pipeline candidates is also high during the drug development process. In order to help fund the development of some of our pipeline drug candidates, the company may wish / need to out-licence some of its assets to other (big) pharmaceutical or biotechnology companies. The aim of such out-licensing would be generate funds for the company which may take the form of up-front payments and / or milestone payments and / or royalties. Such decisions will be taken on a case-by-case basis, as the opportunity arises or is required.

There is no guarantee that the company will generate pipeline drug candidates which are suitable for out-licensing. In addition, even if the company does produce pipeline drug candidates that are suitable for out-licensing there is no guarantee that the company will be successful in being able to identify potential licencees and successfully negotiate such out-licensing agreements, on agreeable terms if and when required. Any failure to secure such out-licensing agreements may materially affect our ability to finance or develop and / or commercialize one or more of our pipeline drug candidates. Any such failure may materially adversely affect our business.

Our failure to be able to enter Research and Development (R & D) Collaboration Agreements or Joint Venture (JV) Agreements for some or all of our pipeline drug candidates could harm our plan of operations

As mentioned above, the cost of drug development is high. In order to help fund the development of some of our pipeline drug candidates, the company may wish to enter into Research and Development Collaboration Agreements or Joint Venture Agreements with other (big) pharmaceutical or biotechnology companies to help research and develop some of its assets and for those companies pay for some or all of the associated R & D costs. The aim of such Collaboration or JV agreements would be to offset some of the company’s R & D costs. Depending upon the outcome of such R & D or JV Agreements, it may lead to the opportunity to outlicence one or more of the assets investigated under the Collaboration Agreement to the same other (big) pharmaceutical or biotechnology company who may be our R &D Collaboration / JV partner. If successful, this may generate funds for the company which may take the form of up-front payments and / or milestone payments and / or royalties. Such decisions will be taken on a case-by-case basis, as the opportunity arises or is required.

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There is no guarantee that the company will generate pipeline drug candidates which are suitable for R & D Collaborations or JV Agreements. In addition, even if the company does produce pipeline drug candidates that are suitable for such collaborations or JVs, there is no guarantee that the company will be successful in being able to identify potential R & D collaboration partners or JV partners and successfully negotiate such collaboration or JV agreements, on agreeable terms if and when required. Depending upon the financial status of the company, any failure to secure such collaboration or JV agreements agreements may materially affect our ability to finance or develop and / or commercialize one or more of our pipeline drug candidates. Any such failure may materially adversely affect our business.

The introduction of new businesses, products, services, and technologies, our activities in certain jurisdictions, or other actions we take may subject us to additional laws and regulations. The costs of compliance with these laws and regulations are high and are likely to increase in the future. Any failure on our part to comply with laws and regulations can result in negative publicity and diversion of management time and effort and may subject us to significant liabilities and other penalties.

We could be subject to litigation, allegations or other legal claims.

Our assets or our business activities may be subject to disputes that may result in litigation or other legal claims. We may be subject to allegations through press, social media, the courts or other mediums that may or may not be founded. We may be required to respond to or defend against these claims and/or allegations, which will divert resources away from our principal business. There can be no assurance that our defense of such claims and/or allegations would be successful, and we may be required to make material settlements. This could have a material adverse effect on our business prospects, results of operations, cash flows, financial condition and corporate reputation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this prospectus, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future acquisitions and the industry in which we operate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of this prospectus. Those factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this prospectus. The matters summarized under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus could cause our actual results to differ significantly from those contained in our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

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In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by EMC2 (the selling stockholder identified in this prospectus). However, we will receive proceeds from our sale of shares to EMC2, pursuant to the Purchase Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the EMC2 Purchase Agreement. EMC2 may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

PRICE RANGE OF THE REGISTRANT’S COMMON EQUITY

Market Information

Our common stock is quoted under the symbol “ABTI” on the OTC Pink operated by OTC Markets Group, Inc.

There is currently no active trading market for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

Penny Stock

The Securities Exchange Commission (“SEC”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have approximately 125 holders of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

On June 28, 2018, the company issued one million (1,000,000) common shares for consulting services with a deemed value of $90,000. As the services are to be provided over a period from April 1, 2018 to January 31, 2019, the company has recorded $63,000 as deferred stock based compensation.

During the year ended September 30, 2019, the Company issued 1,000,000 shares of common stock to an officer for services rendered with a deemed value of services provided of $90,000.

During the year ended September 30, 2020, the Company issued 13,000,000 shares of common stock to individuals for services rendered with a deemed value of services provided of $130,000.

During the period ended March 31, 2021, the Company issued 3,200,000 shares of common stock for services rendered with a deemed value of services provided of $32,000.

We issued 600,000,000 shares of common stock to the shareholders of ABTI Pharma Limited in connection with a Stock Transfer Agreement dated January 19, 2021. As part of the transaction, the 200,000,000 shares to Amsterdam Café Holdings Ltd. have been cancelled and Bulls Run Investments Limited was issued 19,100,000 shares of common stock. Also, 2,000,000 shares of common stock were issued for services rendered, and with the above transactions, amounts to acquisition with a deemed value of $ 621,100.

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These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Securities Authorized for Issuance under Equity Compensation Plans

We did not issue any securities under any equity compensation plan as of March 31, 2021.

DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors. We have not paid any cash dividends since inception on our common stock and do not anticipate paying any in the foreseeable future. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase by the Company. The shares are being registered on behalf of EMC2 (the selling stockholder identified in this prospectus) pursuant to the EMC2 Purchase Agreement.

OUR BUSINESS

Overview

Our goal is to provide better medicines for patients across the globe. We believe in harnessing the therapeutic potential of cannabinoids and cannabinoid- like compounds, which can bring valuable treatments to seriously ill patients. Rather than just focussing on one method of identifying, researching and developing such medicines, we are interested in developing new medicines from all sources including botanical, traditional chemical synthesis and biosynthetic methodologies.

On May 28, 2021, we acquired ABTI Pharma Limited, a company registered in England and Wales (“ABTI Pharma”), with the purchase of all of its capital stock in exchange for 600,000,000 shares of our common stock pro rata to the ABTI Pharma shareholders.

As a result of the acquisition, we are a pharmacuetical company working with cannabinoid and cannabinoid like molecules. We have three areas of focus:

1) Development of regulated pharmaceuticals (human and animal health) and regulated food products. This has been achieved via the strategic acquisition of Phytotherapeutix Ltd.

2) Production of low cost of goods Active Pharmaceutical Ingredient (API) and food-grade ingredients (supported by the strategic acquisition of Ferven Ltd), and

3) Formulation, and drug delivery, providing improved bioavailability, solubility and stability (supported by the exclusive licensing of IP and technology from Nano4M Ltd).

Phytotherapeutix Ltd, a subsidiary of ABTI Pharma, has generated a number of molecules with patents pending, some of which have demonstrable pharmacological activity, similar to that of CBD. This means that some of these molecules are anticipated to have a similar market potential to CBD across a range of therapeutic areas.

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Ferven Ltd, another subsidiary of ABTI Pharma, is looking to produce cannabinoids by fermentation. The exclusively licensed organism has the potential to be genetically modified to produce multiple cannabinoids at a very low cost of goods. It is anticipated that the selected genetically modified organisms will grow very quickly, which in turn, reduces the cost of production.

Nano4M Ltd is a company which has exclusively licensed its nano-formulation patents and know-how to ABTI Pharma Ltd.

Additionally, we may consider entering into Joint Venture Partnerships, Acquisition of Companies with complimentary portfolios or Licencing Agreements to enhance the product portfolio. These are strategies the Company may implement and any such opportunities will be assessed on a case by case basis and on their merit at the time.

ABTI Pharma management has extensive proven experience, know-how and connections in the cannabinoid medicines sector, and is looking to utilize this knowledge and experience for the development of such medicines from existing cannabinoids and cannabinoid-like molecules.

Our address is 47 Hamilton Square Birkenhead Merseyside CH41 5AR United Kingdom. Our telephone number is +44 151 601 9477. Our website is www.alterolabio.com.

At the time of the financial audit Alterola had not yet opened a bank account and operated through our attorney escrow account, however the company now has a fully operational US$ and a £ sterling bank account in the United Kingdom with the HSBC Group.

We do not incorporate the information on or accessible through our websites into this Registration Statement, and you should not consider any information on, or that can be accessed through, our websites a part of this Registration Statement.

Competition

Pharmaceutical Sector

The cannabinoid-based and cannabinoid-like pharmaceutical medicine research and development sector and is and will likely remain competitive. In general, the biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies, intense competition, and a strong emphasis on proprietary drugs / medicines.

We expect that Alterola will be required to compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as drugs and processes being developed at universities and other research institutions. Our competitors may develop or may already have developed drugs comparable or competitive with our pipeline drug candidates. Competitive therapeutic treatments for diseases, disorders and medical conditions that are included in our pipeline development projects have already been approved by the pharmaceutical regulatory bodies around the world (e.g. FDA, EMA etc.) and used / prescribed by the medical community and any new treatments that may enter the market would face fierce competition.

We are aware of a number of companies that are engaged in cannabinoid-based drug development. In addition, several other U.S.-based companies are in early stage discovery and preclinical development utilizing synthetic and/or plant- derived cannabinoids such as CBD and/or THC.

Non-Pharmaceutical Sector

Due to Federal regulation, it is not currently possible to develop THC or CBD-containing products for non- pharmaceutical use (e.g. as food ingredients or dietary supplements) in the USA. However, it is possible to develop cannabinoid- containing ingredients and products in the food sector in Europe through the Novel Food Approvals route.

Again this sector is and will likely remain competitive in territories where it is legal to develop and sell such products. Further it is also possible to develop cannabinoid-containing ingredients in the cosmetics sector.

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For both pharmaceutical and non-pharmaceutical markets, established companies may have a competitive advantage due to their size and experiences, positive cash flows and institutional networks. Many of our pharma and non-pharma competitors may have significantly greater financial, technical and human resources than we do. Due to these factors, our competitors may have a range of competitive advantages and may obtain regulatory approval of their active pharmaceutical ingredient (API), or medicines; or food ingredients or food products or cosmetic ingredients before we are able to develop or commercialize our pharma or non pharma active ingredients or products. Our competitors may also develop ingredients or products that are safer, more effective, more widely used and less expensive than ours.

Furthermore, some of these competitors may make acquisitions or establish collaborative relationships among themselves or with third parties to increase their ability to rapidly gain market share and/or increase their ingredient or product lines.

Mergers and acquisitions in the pharmaceutical and biotechnology and non-pharmaceutical industries may result in even more resources being concentrated among a smaller number of competitors. Smaller and other early-stage companies, such as ours, may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. We aim to compete with large and small companies in recruiting and retaining qualified scientific, management and commercial personnel, and using our management knowhow and expertise in the sector to develop ingredients and products in a compliant manner, as well as in acquiring technologies complementary to our development programs.

Intellectual Property:

Through the acquisition of ABTI Pharma, Alterola has acquired ABTI Pharma’s IP portfolio, which includes:

1)	IP including patent applications pertaining to novel compounds for development of pharmaceutical drug candidates and their therapeutic use;

2)	IP (including organisms, protocols and knowhow) pertaining to low cost of goods production of Active Pharmaceutical Ingredient (API) and food-grade ingredients; and

3)	IP including granted patents pertaining to particle engineering technology, formulation, and drug delivery technologies, which will provide improved drug performance.

In addition, ABTI Pharma have in principle agreements to bring in additional complimentary technologies with incumbent IP.

Regulatory Matters Pharmaceuticals USA

As a development stage company that intends to have its pipeline drug candidates approved in the U.S., we are subject to extensive regulation by regulatory agencies. The U.S. Food, Drug, and Cosmetic Act and its implementing regulations set forth, among other things, requirements for the research, testing, development, manufacture, quality control, safety, effectiveness, approval, labeling, storage, record keeping, reporting, distribution, import, export, advertising and promotion of our drugs (medicines). Generally, our activities in other countries will be subject to regulations that are similar in nature and scope as those in the United States, although there can be important differences. Additionally, some significant aspects of regulation in the European Union are addressed in a centralized way through the European Medicines Agency (“EMA”) and the European Commission, but country- specific regulation remains essential in many respects. The process of obtaining regulatory marketing approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources and we may not be successful.

Given that the active ingredients present in our APIs, food ingredients and cosmetic ingredients are in some cases considered to be controlled substances in certain jurisdictions / territories, there are additional regulations which are applicable to the research, development, import, receipt, possession, storage, preparation, extraction, synthesis, biosynthesis,

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manufacture, processing, analysis, release, formulation, dispensing, packaging and labelling, import/export, transport, commercialization, advertising and supply / distribution of Controlled Substances. This means that Alterola needs to be compliant with competent authorities such as the DEA (USA), The Home Office (UK) and the corresponding authorities in each country.

We intend to conduct some of our research and development relating to our drug candidates in the United States, at which time, our research and development, future manufacturing, distribution and sale of our drugs will become subject to the United States Federal Controlled Substances Act of 1970 and regulations promulgated thereunder.

While cannabis is a Schedule I controlled substance, drugs approved for medical use in the United States that contain cannabis or cannabis extracts must be placed in Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. If any of our pipeline drug candidates will receive approval by the FDA, it must be listed by the DEA as an appropriately scheduled controlled substance to be allowed for commercialization.

Consequently, the manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use of our future drugs will be subject to a significant degree of regulation by the DEA. In addition, individual states in the United States have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule our drugs.

Europe

It is the company’s intention have its pipeline drug candidates approved in countries in addition to the USA and hence we are subject to extensive regulation by other international regulatory agencies, and the applicable local laws and regulations.

Similarly to the U.S. Food, Drug, and Cosmetic Act in the USA and its implementing regulations, there are similar laws and regulations in Europe for the research, testing, development, manufacture, quality control, safety, effectiveness, approval, labeling, storage, record keeping, reporting, distribution, import, export, advertising and promotion of our drugs (medicines). Again, our activities in Europe will be subject to regulations that are similar in nature and scope as those in the United States, although there can be important differences.

Our pipeline candidates may be developed or approved through the Centralized Procedure or Decentralized Procedure through the or through the Mutual Recognition Procedure (MRP) through the European Medicines Agency (“EMA”) and the European Commission; however it should be noted that country-specific regulation remains essential in many respects. The process of obtaining regulatory marketing approvals and the subsequent compliance with the appropriate national, federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources and we may not be successful.

Again, given that the active ingredients present in our APIs, food ingredients and cosmetic ingredients are in some countries are considered to be controlled substances in certain European jurisdictions / territories, there are additional regulations which are applicable to the research, development, import, receipt, possession, storage, preparation, extraction, synthesis, biosynthesis, manufacture, processing, analysis, release, formulation, dispensing, packaging and labelling, import/export, transport, commercialisation, advertising and supply / distribution of Controlled Substances. This means that Alterola needs to be compliant with each competent authority in each European country as applicable.

Japan

It is the company’s intention have its pipeline drug candidates in due course approved in Japan and hence we are subject to extensive regulation by the pharmaceutical regulatory authority of Japan: the Pharmaceutical and Food Safety Bureau (PFSB) of the Japanese Ministry of Health, Labor and Welfare (MHLW), and the Japanese applicable local laws and regulations.

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Japan has its own laws and regulations for the research, testing, development, manufacture, quality control, safety, effectiveness, approval, labeling, storage, record keeping, reporting, distribution, import, export, advertising and promotion of our drugs (medicines).

Again, given that the active ingredients present in our APIs, food ingredients and cosmetic ingredients are in some countries are considered to be controlled substances in Japan, there are additional regulations which are applicable to the research, development, import, receipt, possession, storage, preparation, extraction, synthesis, biosynthesis, manufacture, processing, analysis, release, formulation, dispensing, packaging and labelling, import/export, transport, commercialization, advertising and supply / distribution of Controlled Substances. This means that Alterola needs to be compliant with the Japanese competent authority requirements.

The process of obtaining regulatory marketing approvals and the subsequent compliance with the appropriate national and local statutes and regulations of Japan require the expenditure of substantial time and financial resources and we may not be successful.

Rest of the World

It is the company’s intention have its pipeline drug candidates in due course approved in other countries around the world (Rest of World) and hence we are subject to extensive regulation by the various national pharmaceutical regulatory authorities which govern the various countries, and the applicable local laws and regulations.

Different countries have different laws and regulations for the research, testing, development, manufacture, quality control, safety, effectiveness, approval, labeling, storage, record keeping, reporting, distribution, import, export, advertising and promotion of our drugs (medicines).

Again, given that the active ingredients present in our APIs, food ingredients and cosmetic ingredients are in some countries are considered to be controlled substances in some countries, there are additional regulations which are applicable to the research, development, import, receipt, possession, storage, preparation, extraction, synthesis, biosynthesis, manufacture, processing, analysis, release, formulation, dispensing, packaging and labelling, import/export, transport, commercialization, advertising and supply / distribution of Controlled Substances. This means that Alterola needs to be compliant with each competent authority in each country as applicable.

The process of obtaining regulatory marketing approvals and the subsequent compliance with the appropriate national, federal, state, local and foreign statutes and regulations of other countries (ex-US, Europe and Japan) require the expenditure of substantial time and financial resources and we may not be successful.

The Regulatory Process for the approval of New Medicines

The Company operates in a highly controlled new drugs / medicines regulatory environment. Strict regulations establish requirements relating to demonstration of quality, safety and efficacy of a medicine. Regulations also cover preclinical and clinical research and development, manufacturing and reporting procedures, both pre- and post- approval. Failure to comply with regulations can result in stringent sanctions, including product recalls, withdrawal of approvals, seizure of products and criminal prosecution. Further, many countries have stringent regulations relating to the possession and use of cannabis or cannabinoid or cannabis-based medicines.

Before obtaining regulatory approvals for the commercial sale of our future drug candidates, we must demonstrate that the proposed medicine demonstrates quality, safety and efficacy. From a quality perspective this is done through demonstrating appropriate chemistry and manufacturing controls (CMC), and from a safety and efficacy perspective, this is done through demonstrating that our drug candidates are safe and effective in preclinical studies and clinical trials. Historically, the results from preclinical studies and early clinical trials often have not accurately predicted results of later clinical trials. In addition, many pharmaceuticals have shown promising results in clinical trials but subsequently failed to establish sufficient safety and efficacy results to obtain necessary regulatory approvals.

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We expect to incur substantial expense for, and devote a significant amount of time to, the development of quality ingredients and products as well as preclinical studies and clinical trials. Many factors can delay the commencement and rate of completion of clinical trials, including the inability to recruit patients at the expected rate, the inability to follow patients adequately after treatment, the failure to manufacture sufficient quantities of materials used for clinical trials, and the emergence of unforeseen safety issues and governmental and regulatory delays. If a drug candidate fails to demonstrate safety and efficacy in clinical trials, this failure may delay development of other drug candidates and hinder our ability to develop and / or conduct related preclinical studies and clinical trials. Additionally, if we have pipeline candidate failures, we may also be expected to experience challenges, delays or even the inability to obtain additional financing at acceptable terms and conditions to develop these or other drug candidates.

Governmental authorities in all major markets require that a new drug be approved or exempted from approval before it is marketed, and have established high standards for technical appraisal, which can result in an expensive and lengthy approval process. The time to obtain approval of a new medicine or indication varies by country and some drugs are never approved. The lengthy process of conducting new product or formulation development, preclinical studies and clinical trials, seeking approval and the subsequent compliance with applicable statutes and regulations, if approval is obtained, are very costly and require the expenditure of substantial resources.

United States

In the United States, the Public Health Service Act and the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, and other federal and state statutes and regulations govern, among other things, the safety and effectiveness standards for our drugs and the raw materials and components used in the production of, testing, manufacture, labeling, storage, record keeping, approval, distribution, advertising and promotion of drug candidates on a product-by-product basis.

Preclinical tests include in vitro and in vivo evaluation of the drug candidate, including animal studies to assess potential safety and efficacy. Certain preclinical tests must be conducted in compliance with good laboratory practice regulations. Violations of these regulations can, in some cases, lead to invalidation of the studies, requiring them to be replicated. In addition, non-clinical studies (Chemistry and Manufacturing Controls, CMC) are undertaken to evaluate a new drug’s chemistry, and to determine, amongst other things, the active ingredients’ and finished product formulation’s stability and batch-to-batch reproducibility.

After laboratory analysis and preclinical testing, a Sponsor files an Investigational New Drug Application, or IND, to begin clinical development (clinical trials in humans). Typically, a manufacturer conducts a three-phase human clinical development program which itself is subject to numerous laws and regulatory requirements, including adequate monitoring, reporting, record keeping and informed consent. In Phase I, small clinical trials are conducted to determine the safety and tolerability of drug candidates. In Phase II, clinical trials are conducted to assess safety and gain preliminary evidence of the efficacy of drug candidates, and to determine appropriate dose ranges in patients with the target indication. In Phase III, clinical trials are conducted in appropriate patient populations to provide sufficient data for the statistically valid evidence of safety and efficacy. The time and expense that will be required for us to perform this clinical development can vary and is substantial. We cannot be certain that we will successfully complete Phase I, Phase II or Phase III clinical trials within any specific period, if at all. Furthermore, the FDA, the IRB are responsible for approving and monitoring the clinical trials at a given site, the Data Safety Monitoring Board, where one is used, or we may suspend the clinical trials at any time on various grounds, including a finding that subjects or patients are exposed to unacceptable health risk. Given that a number of our clinical trials are likely to be performed using drug candidates containing controlled substances, there is the added requirement for compliance with DEA regulations (or equivalent competent authority in ex-US countries where the preclinical studies and clinical trials may be conducted). DEA requirements for State and Federal DEA Registration for receipt, storage and dispensing of controlled substances vary from state to state and the DEA Registration process can be lengthy and requirement multiple site visits by DEA personnel. This is further complicated if the controlled substance needs temperature regulation as well as controlled access / storage. Failure to gain or delay to gaining the necessary DEA registrations at one or more non-clinical (CMC), laboratory or manufacturing or packaging or labelling sites. preclinical study sites, analytical laboratories or clinical trial sites may delay the delivery of materials to key stakeholders. For example, delay of delivery of investigational product to a clinical trial site, may ultimately delay the initiation, conduct or completion of clinical trials critical for the approval of the product. These failures or delays may delay also the development of other drug candidates and hinder our ability to develop and / or conduct related preclinical studies and clinical trials. Additionally, if we have failures or delays in DEA registrations in pivotal or critical programs, we may also be expected to experience challenges, delays or even the inability to obtain additional financing at acceptable terms and conditions to develop these or other drug candidates.

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If the clinical data from these clinical trials (Phases I, II and III) are deemed to support the safety and effectiveness of the drug candidate for its intended use, and the preclinical and quality data are also acceptable, then we may proceed to seek to file with the FDA, a New Drug Application, or NDA, with the US FDA seeking approval to market a new drug for one or more specified intended uses. We have not completed our non-clinical (CMC) studies or preclinical studies or clinical trials for any candidate drug for any intended use and therefore, we cannot ascertain whether the clinical data will support and justify filing an NDA. Nevertheless, if and when we are able to ascertain that the clinical data supports and justifies filing an NDA, we intend to make such appropriate filing.

The purpose of the NDA is to provide the FDA with sufficient information so that it can assess whether the candidate drug has a positive benefit / risk profile and whether it should approve the drug candidate for marketing for specific intended uses.

The fact that the FDA has previously granted a candidate drug an IND, or designated a drug as an orphan drug for a specific intended use, or granted it Breakthrough status, or fast track status or an expedited review does not mean that the drug has been approved for marketing. Only after an NDA has been approved by the FDA is marketing allowed. A request for orphan drug status (orphan drug designation) must be filed before the NDA is filed. The orphan drug designation, though, provides certain benefits, including a seven-year period of market exclusivity subject to certain exceptions.

The NDA normally includes, but is not limited to, sections describing the quality safety and efficacy of the medicine. The quality section describes the chemistry, manufacturing, and controls, the preclinical (non-clinical) section describes the non-clinical pharmacology, safety pharmacology, drug metabolism and pharmacokinetics (DMPK) and toxicology, human pharmacokinetics and bioavailability, , and the clinical section describes the efficacy and safety results of the clinical trials, and the proposed labeling which contains, among other things, the intended uses of the candidate drug. Importantly for drug candidates containing controlled substances, studies investigating the medicine’s potential for abuse are also undertaken and reported.

We cannot take any action to market any new drug or biologic drug in the United States until our appropriate marketing application has been approved by the FDA. The FDA has substantial discretion over the approval process and may disagree with our interpretation of the data submitted. The process may be significantly extended by requests for additional information or clarification regarding information already provided. As part of this review, the FDA may refer the application to an appropriate advisory committee, typically a panel of clinicians. Satisfaction of these and other regulatory requirements typically takes several years, and the actual time required may vary substantially based upon the type, complexity and novelty of the drug. Government regulation may delay or prevent marketing of potential drugs for a considerable period and impose costly procedures on our activities. We cannot be certain that the FDA or other regulatory agencies will approve any of our drugs on a timely basis, if at all. Success in preclinical or early stage clinical trials does not assure success in later-stage clinical trials. Even if a drug receives regulatory approval, the approval may be significantly limited to specific indications or uses and these limitations may adversely affect the commercial viability of the drug / medicine. Delays in obtaining, or failures to obtain regulatory approvals, would have a material adverse effect on our business.

Even after we obtain FDA approval, we may be required to conduct further studies which may be additional preclinical studies or clinical trials (e.g. Phase IV trials) and provide additional data on safety and effectiveness. We are also required to gain separate approval for the use of an approved drug as a treatment for indications other than those initially approved. In addition, side effects or adverse events that are reported during clinical trials can delay, impede or prevent marketing approval. Similarly, adverse events that are reported after marketing approval can result in additional limitations being placed on the drug’s use and, potentially, withdrawal of the drug from the market. Any adverse event, either before or after marketing approval, can result in product liability claims against the company.

As an alternate path for FDA approval of new indications or new formulations of previously-approved drugs, a company may file a Section 505(b)(2) NDA, instead of a “stand-alone” or “full” NDA. Section 505(b)(2) of the Food, Drug, and Cosmetic Act was enacted as part of the Drug Price Competition and Patent Term Restoration Act of 1984, otherwise known as the Hatch-Waxman Amendments. Section 505(b)(2) permits the submission of an NDA where at least some of the

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information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference. Some examples of drugs that may be allowed to follow a 505(b)(2) path to approval are drugs that have a new dosage form, strength, route of administration, formulation or indication. The Hatch-Waxman Amendments permit the applicant to rely upon certain published nonclinical or clinical studies conducted for an approved drug or the FDA’s conclusions from prior review of such studies. The FDA may require companies to perform additional studies or measurements to support any changes from the approved drug. The FDA may then approve the new drug for all or some of the labeled indications for which the referenced listed drug has been approved, as well as for any new indication supported by the NDA. While references to nonclinical and clinical data not generated by the applicant or for which the applicant does not have a right of reference are allowed, all development, process, stability, qualification and validation data related to the manufacturing and quality of the new drug must be included in an NDA submitted under Section 505(b)(2).

To the extent that the Section 505(b)(2) applicant is relying on the FDA’s conclusions regarding studies conducted for an already approved drug, the applicant is required to certify to the FDA concerning any patents listed for the approved drug in the FDA’s “Orange Book” publication. Specifically, the applicant must certify that: (i) the required patent information has not been filed; (ii) the listed patent has expired; (iii) the listed patent has not expired but will expire on a particular date and approval is sought after patent expiration; or (iv) the listed patent is invalid or will not be infringed by the new drug. The Section 505(b)(2) application also will not be approved until any non-patent exclusivity, such as exclusivity for obtaining approval of a new chemical entity, listed in the Orange Book for the reference drug has expired. Thus, the Section 505(b)(2) applicant may invest a significant amount of time and expense in the development of its drugs only to be subject to significant delay and patent litigation before its drugs may be commercialized.

In addition to regulating and auditing human clinical trials, the FDA regulates and inspects equipment, facilities, laboratories and processes used in the manufacturing and testing of such drugs prior to providing approval to market a drug.

Orphan Drug Designation in the U.S.

Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug intended to treat a rare disease or condition, which is a disease or condition that affects fewer than 200,000 individuals in the United States. If the disease or condition affects more than 200,000 individuals in the United States, orphan drug designation may nevertheless be available if there is no reasonable expectation that the cost of developing and making the drug would be recovered from sales in the United States. In the United States, a drug that has received orphan drug designation is eligible for financial incentives, such as opportunities for grant funding towards clinical trial costs, tax credits for certain research and user fee waivers under certain circumstances. The Orphan Drug Act provides that, if a designated drug is approved for the rare disease or condition for which it was designated, the approved drug will be granted seven years of orphan drug exclusivity, which means the FDA generally will not approve any other application for a drug containing the same active moiety for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the drug with orphan drug exclusivity. Orphan drug exclusivity does not prevent the FDA from approving a different drug for the same disease or condition, or the same drug for a different disease or condition.

Orphan drug designation must be requested before submission of an application for marketing approval. Products that qualify for orphan designation may also qualify for other FDA programs that are intended to expedite the development and approval process and, as a practical matter, clinical trials for orphan products may be smaller, simply because of the smaller patient population. Nonetheless, the same approval standards apply to orphan- designated products as for other drugs. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

Europe

The drug development process in Europe is essentially the same as that required to develop drugs in an acceptable manner, in that a drug must meet the requirements for quality safety and efficacy. The international regulators (including the FDA) have a system which allows them to mutually recognize the standards of drug development. This is called the ICH standard (international Conference on Harmonization). This avoids the need for pharmaceutical companies to repeat their costly drug development programs for different jurisidctions / international territories. There are nuances between the requirements of the USA, Europe and Japan – but the standards to which development programs must be conducted are essentially the same.

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There are essentially three mechanisms for obtaining a marketing authorization (MA) in Europe

1)	the Centralized Procedure
2)	the De-Centralized Procedure
3)	the Mutual Recognition Procedure

Centralized Procedure (CP)

The advantage of the centralized procedure is that it requires a single application which, if successful, results in a single marketing authorization with the same product information available in all EU languages and valid in all EU member states / countries, as well as Iceland, Liechtenstein, and Norway. The scientific assessment of the marketing authorization application is carried out by the Committee on Human Medicinal Products (CHMP). The scientific review process consists of alternating periods of active evaluation and periods during which the clock is stopped in order to give the applicant time to resolve any issues identified during the evaluation. In total, the duration of the process is up to 210 ‘active’ days before an opinion is issued by the CHMP. Once an opinion has been given, it is forwarded to the European Commission which then has 67 days to issue a legally binding decision on the marketing authorization.

Once a marketing authorization has been granted, the applicant can start to market the medicine in any EU Member State of its choice. However, in practice before a medicine is marketed, it will be subject to pricing negotiations and a review of its cost-effectiveness. This is carried out at national level by Member States to determine reimbursement criteria. Initially, the centralized procedure was mandatory only for biotechnology medicines, as was the case with the previous concertation procedure. Over time, however, the mandatory scope of the centralized procedure has been gradually expanded and by 2005, it included orphan medicines (medicines for rare diseases) as well as human medicines that contain a new active substance (not previously authorized in the Union before 20 November 2005) and that are intended for the treatment of AIDS, cancer, neurodegenerative disorders, diabetes, auto-immune and other immune dysfunctions, and viral diseases. In 2009, the centralized procedure also became mandatory for advanced therapy medicines. The centralized procedure is also optional for other medicines that contain a new active substance not authorized in the Union before 20 November 2005, and for products which are considered to be a significant therapeutic, scientific, or technical innovation, or for which an EU-wide authorization is considered to be in the interests of public health.

The Decentralized Procedure (DCP)

In the decentralized procedure, the applicant chooses one country as the reference Member State when making its application for marketing authorization. The chosen reference Member State then prepares a draft assessment report that is submitted to the other Member States where approval is sought for their simultaneous consideration and approval. In allowing the other Member States access to this assessment at an early stage, any issues and concerns can be dealt with quickly without delay, which sometimes is known to occur with the mutual recognition procedure (MRP, see below). Compared with the MRP, the decentralized procedure has the advantage that the marketing authorization in all chosen Member States is received simultaneously, enabling simultaneous marketing of the medicine and reducing the administrative and regulatory burden.

The Mutual Recognition Procedure (MRP)

The mutual recognition procedure has been in place since 1995 and evolved from the multi-state licensing procedure. The applicant must initially receive national approval in one EU Member State, referred to as the “Reference Member State” (RMS) and then seek approval for the medicine in other, so-called ‘Concerned Member States’ in a second step based on the assessment done in the RMS. This process has significant differences from the former multi-state licensing procedure, notably the requirement that disagreements between Member States must now be resolved at EU level. Disagreements are handled by the Co-ordination Group for Mutual Recognition and Decentralized Procedures – Human (CMDh), a body representing Member States, which is responsible for any questions in two or more Member States relating to the Marketing Authorization (MA) of a medicinal product approved through the mutual recognition or the decentralized procedure. If there is a disagreement between Member States on grounds of a potential serious risk to public health, the CMDh considers the matter in order to reach an agreement within 60 days. If resolution is not possible by the CMDh, the procedure is referred to the CHMP in a procedure called a referral. The CHMP will then carry out a scientific assessment of the relevant medicine on behalf of the EU. In contrast to the previous (multi-state) procedure, the outcome of the CHMP is binding on the Member States involved once it has been adopted by the European Commission. The timelines for assessment by CHMP is 60 days. Since the introduction of the decentralized procedure, the mutual recognition procedure is used for extending existing marketing authorizations to other countries.

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There are other nuances to Marketing Authorization approval of medicines in Europe compared with the FDA. For example, a Pediatric Investigation Plan (PIP) is a development plan aimed at ensuring that the necessary data are obtained through studies in children, to support the authorization of a medicine for children. All applications for marketing authorization for new medicines have to include the results of studies as described in an agreed PIP, unless the medicine is exempt because of a deferral or waiver.

Orphan Drug Designation in Europe

In the European Union, it is also possible to obtain an orphan drug designation for a pipeline drug candidate. This also entitles a company to financial incentives such as a reduction of fees or fee waivers and ten years of market exclusivity following drug approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the drug is sufficiently profitable not to justify maintenance of market exclusivity. The definition of what qualifies as a rare disease in Europe is slightly different to the USA definition.

To qualify for orphan designation in Europe, a medicine must meet a number of criteria:

▪	it must be intended for the treatment, prevention or diagnosis of a disease that is life-threatening or chronically debilitating;
▪	the prevalence of the condition in the EU must not be more than 5 in 10,000 or it must be unlikely that marketing of the medicine would generate sufficient returns to justify the investment needed for its development;
▪	no satisfactory method of diagnosis, prevention or treatment of the condition concerned can be authorized, or, if such a method exists, the medicine must be of significant benefit to those affected by the condition.

As with the USA, European Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

In the same way that there is no guarantee than any medicines developed by Alterola will be approved in the USA, there is similarly no guarantee that any of Alterola’s medicines will be approved in Europe.

Non-Pharmaceuticals

Food, Drinks & Dietary Supplements

USA

According to the FDA, it is currently illegal to market THC or CBD by adding it to a food or labeling it as a dietary supplement. Based on available evidence, FDA has concluded that THC and CBD products are excluded from the dietary supplement definition under section 201(ff)(3)(B) of the FD&C Act [21 U.S.C. § 321(ff)(3)(B)]. Under that provision, if a substance (such as THC or CBD) is an active ingredient in a drug product that has been approved under section 505 of the FD&C Act [21 U.S.C. § 355], or has been authorized for investigation as a new drug for which substantial clinical investigations have been instituted and for which the existence of such investigations has been made public, then products containing that substance are excluded from the definition of a dietary supplement. FDA considers a substance to be "authorized for investigation as a new drug" if it is the subject of an Investigational New Drug application (IND) that has gone into effect. Under FDA’s regulations (21 CFR 312.2), unless a clinical investigation meets the limited criteria in that regulation, an IND is required for all clinical investigations of products that are subject to section 505 of the FD&C Act.

There is an exception to section 201(ff)(3)(B) if the substance was "marketed as" a dietary supplement or as a conventional food before the drug was approved or before the new drug investigations were authorized, as applicable. However, based on available evidence, FDA has concluded that this is not the case for THC or CBD. FDA is not aware of any evidence that would call into question its current conclusions that THC and CBD products are excluded from the dietary supplement definition under section 201(ff)(3)(B) of the FD&C Act. FDA continues to review information that is submitted to FDA on this issue, but to date this has not caused FDA to change their conclusions.

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Given the legal / regulatory situation at present in the USA, at this time, Alterola will not be looking to commercialize cannabinoid-containing ingredients or products in the food, drinks or dietary supplements sector in the USA.

Europe - Novel Food Application (Europe)

Under EU regulations, any food that was not consumed “significantly” prior to May 1997 is considered to be a “Novel Food”. The category covers new foods, food from new sources, new substances used in food as well as new ways and technologies for producing food. There is a specific procedure for gaining a Novel Food Approval in Europe.

The novel food status of CBD extracts was confirmed in January 2019. This means that applicants need to apply for authorisation of CBD extracts and isolates using the procedure for full applications (rather than a traditional food) outlined in the European Food Standards Agency (EFSA) guidance.

In general, the process is as follows: (1) The applicant submits a Novel Food application; (2) the application is reviewed and if compliant validated by the European Commission to see if it falls within the scope of Novel Food Regulation (EU) 2015 / 2283 (EC validity check); (3) the European Food Standards Agency (EFSA) undertakes a suitability check to see if the application fulfils the requirements of article 10(2) of (EU) 2015 / 2283; (4) EFSA reviews and performs a risk assessment and gives an opinion within 9 months of receipt of a valid application (5) the EC drafts an implementing act authorizing the placement on the market of a Novel Food and updating the EU list, within 7 months of the EFSA opinion. This process can take approximately 18 months from receipt of a valid application, although it can take longer in some cases.

Given the legal and regulated process in Europe, Alterola intends to submit Novel Food applications for cannabinoid-containing ingredients and / or products in the food, drinks or dietary supplements sector in Europe, where it is legal to do so. It may be several years before we can obtain approval and commence commercialization of such ingredients, if ever.

Rest of The World (RoW)

Given the varying legal and regulated processes for regulatory approval of for cannabinoid-containing ingredients and / or products in the food, drinks or dietary supplements sector in countries outside of the USA and Europe, Alterola will consider gaining such approval in countries / territories where it is legal to do so. These will be considered on a case-by-case basis as appropriate. It may be several years before we can obtain approval and commence commercialization of such ingredients, if ever.

Cosmetics

USA

A cosmetic is defined in the Food, Drug and Cosmetics Act 201(i) as "(1) articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body or any part thereof for cleansing, beautifying, promoting attractiveness, or altering the appearance, and (2) articles intended for use as a component of any such articles; except that such term shall not include soap."

Under the FD&C Act, cosmetic products and ingredients are not subject to premarket approval by FDA, except for most color additives. Certain cosmetic ingredients are prohibited or restricted by regulation, but currently that is not the case for any cannabis or cannabis-derived ingredients. Ingredients not specifically addressed by regulation must nonetheless comply with all applicable requirements, and no ingredient – including a cannabis or cannabis-derived ingredient – cannot be used in a cosmetic if it causes the product to be adulterated or misbranded in any way. A cosmetic generally is adulterated if it bears or contains any poisonous or deleterious substance which may render it injurious to users under the conditions of use prescribed in the labeling, or under such conditions of use as are customary or usual (section 601(a) of the FD&C Act [21 U.S.C. § 361(a)]).

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Alterola may choose to supply active ingredient(s) to cosmetic companies within the USA where it is legal to do so. However, although the company is focussed upon producing low cost of goods ingredients, there is no guarantee that the company will be able to produce cosmetic ingredients at the purity required of at a cost of goods which will enable the company to compete within other suppliers of cosmetic ingredients to cosmetic companies. Alterola has no intention in producing its own cosmetic products. It may be several years before we can obtain approval and commence commercialization of such ingredients, if ever.

Europe

The use of CBD in cosmetics is harmonised within the European Cosmetic Regulation 1223/2009, under entry 306 ‘Narcotics, natural and synthetic’ of Annex II, and has been for some time. The regulation prohibits use of cannabis and cannabis extracts in cosmetics, as they are controlled substances in Schedule I of the 1961 Single Convention on Narcotic Drugs. However, CBD specifically is not referenced in this convention. At the beginning of 2019, the European Commission (EC) added two entries to its database of cosmetics ingredients for CBD to differentiate between: CBD “derived from extract or tincture or resin of cannabis” and CBD “synthetically produced”. Both entries contain the same text: “Cannabidiol (CBD) as such, irrespective of its source, is not listed in the Schedules of the 1961 Single Convention on Narcotic Drugs. However, it shall be prohibited from use in cosmetic products (II/306) if it is prepared as an extract or tincture or resin of Cannabis in accordance with the Single Convention. Please note that national legislations on controlled substances may also apply.” Essentially, use of naturally-derived CBD from cannabis plants is prohibited in the EU but use of hemp-derived or synthetically-produced CBD is allowed. However, the Single Convention’s banned ingredients list does not include cannabis seeds or leaves without tops, meaning use of CBD derived from these parts of the cannabis plant is not currently prohibited.

It is Alterola’s intention to supply active ingredient(s) to cosmetic companies within the EU where it is legal to do so. However, although the company is focussed upon producing low cost of goods ingredients, there is no guarantee that the company will be able to produce cosmetic ingredients at the purity required of at a cost of goods which will enable the company to compete within other suppliers of cosmetic ingredients to cosmetic companies. Alterola has no intention in producing its own cosmetic products. It may be several years before we can obtain approval and commence commercialization of such ingredients, if ever.

Rest of the World

Given the varying legal and regulated processes for regulatory approval of for cannabinoid-containing ingredients and / or products in the cosmetic sector in countries outside of the USA and Europe, Alterola will consider gaining such approval in countries / territories where it is legal to do so. These will be considered on a case-by-case basis as appropriate.

Employees

At present, we have no other employees other than our officers and directors. They oversee all responsibilities in corporate administration, business development and research. If finances permit, however, we intend to expand our current management to retain skilled directors, officers and employees with experience relevant to our business focus.

Property

We do not own any real property. We maintain our corporate offices at 47 Hamilton Square Birkenhead Merseyside CH41 5AR United Kingdom. One of the company directors has a beneficial ownership in the property, which is leased on “arms length” terms.

Legal Proceedings

From time to time, we may become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Smaller Reporting Company

The Company is a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. There are certain exemptions available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years. As long as we maintain our status as a “smaller reporting company”, these exemptions will continue to be available to us.

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SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder, EMC2, of shares of common stock that have been or may be issued to EMC2 pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with EMC2 on August 11, 2021, concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by EMC2 of the shares of our common stock that have been or may be issued to EMC2 under the Purchase Agreement.

EMC2, as the selling stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have issued or may sell to EMC2 under the Purchase Agreement. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder and reflects its holdings as of October 18, 2021. Neither EMC2 nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering Assuming The Company issues the Maximum Number of Shares Under the Purchase Agreement	Percentage of Outstanding Shares Beneficially Owned After this Offering
EMC2 Capital, LLC (1)	22,500,000 (2)	2.9% (3)	55,000,000 (4)	0

(1)	Barrett Evans, the Managing Member of EMC2 Capital, LLC, is deemed to be beneficial owners of all of the shares of common stock owned by EMC2 Capital Fund, LLC. Mr. Evans has sole voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. EMC2 Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(2)	Represents (i) 7,500,000 Commitment Shares of our common stock issued to EMC2 upon our execution of the Purchase Agreement as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement, all of which shares are covered by the registration statement that includes this prospectus; and (ii) an aggregate of 15,000,000 shares of our common stock, representing shares that may be issued to EMC2 as of the date of this prospectus upon exercise of warrants to purchase our common stock, at certain fixed prices (that may be subject to adjustment as provided in such warrants), which warrants were acquired by EMC2 in connection with the Purchase Agreement. EMC2 may not exercise these warrants if such shares, when aggregated with all other shares of our common stock then beneficially owned by EMC2 and its affiliates, would result in EMC2 and its affiliates having beneficial ownership of more than 4.99% of the then total outstanding shares of our common stock, as calculated in accordance with the terms of such warrants. In accordance with rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares of common stock that EMC2 may be required to purchase pursuant to the Purchase Agreement because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of EMC2’s control, including the registration statement of which this prospectus is a part becoming and remaining effective. See the description under the heading “The EMC2 Transaction” for more information about the Purchase Agreement.

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(3)	Based on 754,280,000 outstanding shares of our common stock as of October 18, 2021, which excludes the 7,500,000 Commitment Shares we have already issued to EMC2 pursuant to the Purchase Agreement.

(4)	Although the Purchase Agreement provides that we may sell up to $125,000,000 of our common stock to EMC2, only 55,000,000 shares of our common stock are being offered under this prospectus, which represents: (i) 7,500,000 Commitment Shares issued to EMC2 upon our execution of the Purchase Agreement as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement; (ii) 15,000,000 Commitment Warrants issued to EMC2 upon our execution of the Purchase Agreement; and (iii) an aggregate of 32,500,000 shares of our common stock that may be sold by us to EMC2 at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus. Depending on the price per share at which we sell our common stock to EMC2 pursuant to the Purchase Agreement, we may need to sell to EMC2 under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $125,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by EMC2 is dependent upon the number of shares we sell to EMC2 under the Purchase Agreement.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our consolidated financial statements and the notes to those consolidated financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Cautionary Note Regarding Forward-Looking Statements” at the beginning of this prospectus.

Results of Operations for the Three Months Ended June 30, 2021 and 2020

We have generated no revenues since inception and we do not anticipate earning revenues until such time that we are able to market and sell our products.

We incurred operating expenses of $150,560 for the three months ended June 30, 2021, consisting mainly of research and development of $136,291.

We expect that our operation expenses will increase significantly for the balance of the fiscal year ended March 31, 2022. This would be the result of increased research and development expenses associated with our product candidates, the regulatory process of approval of those products, as well as the expenses associated with our reporting obligations with the Securities and Exchange Commission.

We recorded a net loss of $150,560 for the three months ended June 30, 2021.

As a newly formed pharmaceutical company, the company has limited operations to date, and expects to have reoccurring losses, as is typical with companies in the pharmaceutical industry, for the foreseeable future. As explained above, the company intends to raise capital and ramp up its efforts to bring its product candidates to market. This will require significant capital, product development to continue and complete and momentum on those product candidates through the regulatory process. There are no assurances that we will be able to generate revenues and achieve profitable operations.

Results of Operations for Six Months Ended March 31, 2021 and 2020

We have generated no revenues since inception and we do not anticipate earning revenues until such time that we are able to market and sell our products.

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We incurred operating expenses of $309,500 for the six months ended March 31, 2021, compared with $139,001 for the six months ended March 31, 2020.

Our operating expenses for the six months ended March 31, 2021, mainly consisted of $243,000 in professional fees, $30,000 in director fees, and $26,500 in accounting and audit fees. Our operating expenses for the six months ended March 31, 2020, mainly consisted of $60,000 in director fees, $60,000 in consulting fees, and $10,500 in audit fees.

We recorded other expense of zero for the six months ended March 31, 2021, as compared with other income of $79,000 for the six months ended March 31, 2020. Our other income for March 31, 2020, consisted of third-party consideration to the company for effecting a change in stock symbol.

We recorded a net loss of $98,500 for the six months ended March 31, 2021, compared with a net loss of $60,001 for the six months ended March 31, 2020.

Results of Operations for the Year Ended September 30, 2020 and 2019

We generated no revenue for the period from July 21, 2008 (Date of Inception) until September 30, 2020. We do not anticipate earning revenues until such time that we are able to market and sell our products.

We had operating expenses of $329,511 for the year ended September 30, 2020, as compared with operating expenses of $258,453 for the year ended September 30, 2019. Our operating expenses for the year ended September 30, 2020, consisted of director fees of $120,000, stock-based compensation of $130,000, consulting fees of $60,000 and accounting and audit fees of $11,000. Our operating expenses for the year ended September 30, 2019, consisted of director fees of $120,000, stock-based compensation of $126,000, and accounting and audit fees of $11,000.

We anticipate our operating expenses will increase as we implement our business plan.

We had other income $79,000 for the year ended September 30, 2020, which consisted of third-party consideration to the company for effecting a change in stock symbol, as compared with other expenses of $249 for the year ended September 30, 2019, which consisted of interest expense.

We recorded a net loss of $250,511 for the year ended September 30, 2020, as compared with a net loss of $258,702 for the year ended September 30, 2019.

Liquidity and Capital Resources

As of June 30, 2021, we had $15,227 in current assets and currently liabilities of $910,723. We had a working capital deficit of $895,496 as of June 30, 2021.

We had insignificant operating, investing or financing cash flows to report for the three months ended June 30, 2021, and 2020.

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next 12 months. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. We plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

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Subsequent to the reporting period, we received $100,000 in funding in July and we entered into an equity line financing for up to $125,000,000. The company is hopeful that this financing may assist the company to raise the funds needed to implement its business plan. The financing, however, is conditional on filing a registration statement with the Securities and Exchange Commission and other factors set forth in the definitive agreements. If we are unable to use the equity line, or we are limited in the amounts of funds we are able to draw from such line, we may not realize the funds necessary to implement our business plan exclusively from this equity line financing.

Off Balance Sheet Arrangements

As of June 30, 2021, we had no off-balance sheet arrangements.

Going Concern

Our financial statements were prepared assuming we will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have negative working capital of $895,496 at June 30, 2021 and have incurred losses since inception to the same time of $1,649,936. We expect to incur further losses in the development of our business and have been dependent on funding operations from inception. These conditions raise substantial doubt about our ability to continue as a going concern. Management’s plans include continuing to finance operations through the private or public placement of debt and/or equity securities and the reduction of expenditures. However, no assurance can be given at this time as to whether we will be able to achieve these objectives. The financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

MANAGEMENT

The following information sets forth the names, ages, and positions of our current directors and executive officers.

Name	Age	Positions and Offices Held
Timothy Rogers	58	Chairman, CFO and Director
Seamus McAuley	45	Chief Executive Officer, Secretary and Director
Colin Stott	55	Chief Operating Officer and Director
Hunter Land	37	Vice President of Translational Research and Director
Dominic Schiller	57	Director
Daniel Reshef	69	Director
Lalit Kumar Verma	40	Director
Ning Qu	52	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Timothy Paul Rogers – CFO - Director - Chairman Age 57

Timothy. Rogers is an international business leader with 35 years’ experience in global sales and marketing, specifically launching products from an intellectual property platform. Mr. Rogers is multi-lingual, and has been involved with start-ups in Singapore, South East Asia, Africa, Australia, the United States, Canada and Europe in the pharmaceutical, agriculture, essential oil, biocide, oil and gas and cosmetic sectors. He has gained success from a number of industry disturbing products and services, leading in particular, to being part of the team taking control of Alterola. Trained as an accountant, he is known for his finance connections, his complex business interests across the globe and specifically in Africa, ranging from mining, agriculture and controlled substances and linking them all to a focused coffee based social equity program for economic empowerment of African agricultural workers. He is known for his closeness to a number of African politicians and business leaders, and his co-operation with these 21st century African entrepreneurs is with the aim to establish a new foreign investment policy in Africa to use the vast resource of that continent to benefit the most disadvantaged in society. Tim has lived and worked in UK, Ireland, France, Australia, U.S.A and Thailand for the past 40 years and has conducted business in over 40 countries across the world physically visiting each one personally.

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He currently serves as a Director of Novagean International Limited. a medical device and therapeutic diagnostic manufacturer and clinical research company based in China and Galway Ireland.

In recent years, Mr. Rogers has focused his time building a multi-sector agro-pharma drug development business in Africa which includes controlled substances.

Mr. Rogers earned diplomas including Business Studies from Birkenhead Technical College, and Animation at the Fisher School of English in Paris, France

Seamus McAuley – Director – Chief Executive Officer- Age 45

Seamus McAuley is a proven Senior Commercial Executive with extensive experience in bringing products to market in the pharmaceutical, biotech, diagnostic and device sectors. He is the founder and CEO of Opes Medical Holdings Ltd., a consultancy offering strategic executive services for the development of new and innovative medical technologies and in- vitro diagnostics, accessing funding sources and commercial launch of products. Related services include corporate due diligence, market projection assessment, down-stream value strategies, implementing customized distribution strategies and deal negotiations. Opes has interests in multiple technologies and innovations which hold great commercial promise and has led investment rounds and grant applications for product development through vehicles including Horizon 2020 and the Disruptive Technology Innovation Fund.

Before founding OPES, Mr. McAuley held several senior level sales and commercialization positions, most recently as European Corporate Development Manager for Diploma PLC, an international group of businesses supplying specialized technical products and services to the Life Sciences sector, where he was responsible for identifying, targeting, assessing and closing company acquisitions in strategically identified geographic zones and market sectors. Prior to that, he was Sales and Commercial Director (UK & Ireland) for Technopath Distribution Ltd, an international manufacturer and distributor of clinical diagnostic products, where he more than doubled sales.

Mr. McAuley began his life sciences career as a nurse practitioner in ICU, surgical and trauma wards, before transitioning to the corporate side with GlaxoSmithKline. He quickly gained recognition for his sales capabilities - consistently ranking in the top 2% of GSK sales executives during his tenure - and for developing and executing record setting campaigns for a number of high-profile products, including the UK rollout of the Papilloma virus vaccine, neurological therapies for Parkinson's, smoking cessation, diabetes, depression, urology and erectile dysfunction products. Mr. McAuley earned Diplomas in Counselling and Nursing from the University of Ulster.

Dominic Schiller – Director – IP Counsel Age 57

Mr. Schiller is a Chartered and European Patent Attorney with over 30 years of experience, largely in the pharmaceutical, botanical and nutraceutical industries. He is the founder and CEO of Equipped 4 Holdings Limited, the parent company of Equipped 4 (IP) Limited, an Intellectual Property law practice, specializing in building patent portfolios for biotech companies, most notably GW Pharmaceuticals and Compass Pathways.

A pioneer in innovative pharmaceutical sectors, Mr. Schiller successfully secured some of the earliest and most prominent cannabinoid related patents for GW Pharma, helping them establish an IP portfolio comprising claims directed to plants, plant extracts, extraction technology, pharmaceutical formulations, drug delivery and the therapeutic uses of cannabinoids, as well as plant variety rights. He was also the patent attorney behind Compass Pathways, a mental health care company, where he drafted and prosecuted to grant, patents relating to a psilocybin polymorph, formulations and their medical use to treat drug resistant depression. For Phynova, a natural products company, he has secured patents for Chinese herbal products, products with Food Approvals and products with MHRA approvals under the Traditional Herbal Medicinal Product (THMP) directive.

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Mr. Schiller serves as a director and/or advisor to other life sciences companies, including The Life Sciences Division (an investment bank) and Atai Life Sciences (a leading mental health company), and plays an active management role for a number of companies which he helped found. He is also an inventor on two key GW Pharmaceutical patents relating to “The use of cannabinoids in the treatment of epilepsy” and “The use of cannabinoids in the treatment of mental disorders.”

Mr. Schiller holds a combined honors degree in Biochemistry and Genetics from Leeds University and earned his MBA from Liverpool University.

Colin Stott – Chief Operating Officer and Director - Age 55

From November 2020 – present, Mr. Stott has been Founder and Chief Executive Officer of Phytotherapeutix Holdings Ltd. From April 2019 – present, Mr. Stott has been Founder and Chief Executive Officer of Phytotherapeutix Ltd. From July 1, 2019 – December 1, 2020, he served as Chief Operating Officer for Alinova Biosciences Ltd. From June 1, 2017 – May 31, 2019, he served as Scientific Affairs Director, International Division for GW Pharmaceuticals plc. From January 2001 – May 31, 2017, he was R & D Operations Director for GW Pharmaceuticals plc.

Hunter Land – Age 37

Hunter Land has over 20 years of R&D expertise across 15 different indications, as well as 10 years of cannabinoid-focused research. As an expert in the field of cannabinoid science, he has developed a pipeline of discovery work on over 20 novel cannabinoids and terpenes. Previously, Hunter acted as the Sr. Scientific Director, Director of Cannabinoid Research, and scientific spokesperson at Canopy Growth Corporation. Most notably, Hunter co-established R&D for GW Pharmaceuticals within the US, where he authored multiple protocols in refractory epilepsy (Dravet Syndrome and Lennox-Gastaut Syndrome), Multiple Sclerosis, pain, and led the clinical development of Epidiolex® (FDA approved prescription CBD). Hunter acts as the Sr. Scientific Advisor for the National Hockey League Alumni Association in conjunction with NEEKA Brain Health, a board member of Veterinary Cannabis Society, and lectures at the University of Wisconsin. He has been a featured speaker at over 50 scientific conferences, a named inventor on 6 patent applications, and has over 20 publications.

Dr. Daniel Reshef - Director – Age 69

Dr. Daniel Reshef is an Executive Director with substantial clinical experience and demonstrated history of strategic work in the pharmaceuticals industry. Skilled in Immuno-Oncology, Oncology, Biomarkers, Epidemiology, Vaccines, Ophthalmology, and Clinical Pharmacology, he is Board certified in Ophthalmology. Dan has extensive experience in clinical, industry, and public health settings, technical skills, project management and data quality.

Dr. Reshef worked at Roche, Genentech and served as Therapeutic Area Lead – Immuno- Oncology at a leading pharmaceutical company. Dan has also been successfully involved in numerous entrepreneurial ventures in the past 20 years. He has been active in diverse areas such as the hotel industry, technology start- ups, Customer Relations Management (CRM), innovative novel energy sources, blockchain, cryptocurrencies and Forex. Dr. Reshef earned his MPH & PhD in Epidemiology from Johns Hopkins University.

Lalit Kumar - Age 40

Lalit Kumar is a Director. He was formerly the CEO of Sakthi Automotive Group. He brings several years of executive international experience working in India, Japan, China, Korea and the US. His expertise is in supply chain management and global purchasing at OEMs like GM, Honda and Bombardier. He obtained his MA from Delhi College of Engineering and his MBA from the Institute of Management Technology in Ghaziabad, India. He brings a strong operational, and manufacturing expertise to support the future growth of Alterola Biotech Inc. and he is working on initiatives to expand into the company into Europe, India, and China.

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Prof. Dr. Ning Qu – Age 52

Ning Qu was born in China in 1968. He finished his Medical School in China Medical University in 1991 (Cum Laude). He received his medical specialist training in Cardiothoracic Surgery in Shanghai Chest Hospital and University Medical Center Groningen (UMCG). He is a registered clinical practitioner both in the Netherlands and China. His strong clinical interest in cardiac surgery is Organ Transplantation (Lung) and open heart surgical intervention on Atrial Fibrillation. He got his PhD from Groningen University in Lung Transplantation Immunology, and is currently holding two professor (visiting) positions in Cardiac Surgery and Translational Medicine. He is also one of the four founding professors of Medical Academy in 2018 of Tianjin University, China.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Advisory Board

We currently do not have an advisory board, but we intend to establish one at a later date.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.  Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.   Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.  Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

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4.  Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.   Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.  Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.  Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.    Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

Our company currently does not have nominating or compensation committees performing similar functions nor does our company have a written nominating or compensation committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

We do have an Audit and Compliance Committee, with Ning Qu as Chairperson. We also have Brendan McAleer and Duncan Boxwell on the Committee. The Committee will be responsible for our accounting and financial reporting processes and the audit of our financial statements.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our CEO and director Seamus McAuley, at the address appearing on the first page of this annual report.

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Code of Ethics

We have not adopted a Code of Ethics that applies our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

EXECUTIVE AND DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer for all services rendered in all capacities to us for the periods ended March 31, 2021, and 2020.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Timothy Rogers Chairman	2021 2020	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Seamus McAuley Chief Executive Officer	2021 2020	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Rene Lauritsen, Former officer	2021 2020	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Peter Maddocks Former officer	2021 2020	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Dheeraj Jain Former officer	2021 2020	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Lalit Kumar Former officer	2021 2020	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative to Summery Compensation Table

We did not compensate our executive officers for the years ended March 31, 2021, or 2020. With the closing of the stock transfer agreement, we expect to enter into employment agreements with executive officers for their services.

On March 28, 2021, we entered into an employment agreement with Larson Elmore. The three-year agreement provides an annual salary to Mr. Elmore of $160,000 and he shall be entitled to receive a onetime bonus equaling (10%) of salary with the financial close of financing for each plant location obtained by the company. Mr. Elmore will be entitled to an additional equity interest in the Company in the amount of (4,000,000) four million restricted shares subject to financing and vesting. Mr. Elmore is entitled to paid sick and vacation and may participate in any benefit programs we make available.

On September 28, 2021, our board and shahreolder removed Mr. Elmore and the employment agreement terminated.

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding equity awards at fiscal year-end.

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Director Compensation

We did not pay our directors for their services to us in for the year ended March 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On January 19, 2021, we entered into an Stock Transfer Agreement (the “Agreement”) with ABTI Pharma Limited, a company registered in England and Wales (“ABTI Pharma”), pursuant to which the Company will acquire all of the outstanding shares of capital stock of ABTI Pharma from its shareholders in exchange for 600,000,000 shares of the Company pro rata to the ABTI Pharma shareholders.

On May 24, 2021, we and the shareholders of ABTI Pharma memorialized a new closing date in an amendment to the Agreement (the “Amendment”). We have already issued the 600,000,000 shares in anticipation of the closing and the transaction closed on May 26, 2021, upon the filing of our December 31, 2020 quarterly report on Form 10-Q with the Securities and Exchange Commission.

Timothy Rogers, Colin Stott and Dominic Schiller received the majority of the 600,000,000 shares in the transaction.

During the period ended March 31, 2021, the Company accrued director’s fees payable of $330,000 to Peter Maddocks.

During the period ended March 31, 2021, Bulls Run Limited (Leslie Greyling) made advances to the company to fund operating expenses in the amount of $50,000. These advances are non – interest bearing and have no specified terms of repayment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of October 18, 2021, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership [1]	% of Common Stock [2]
Timothy Rogers(3)	Common Stock	180,000,000 shares	23.9%
Seamus McAuley(4)	Common Stock	30,000,000 shares	4.0%
Dominic Schiller(5)	Common Stock	180,000,000 shares	23.9%
Daniel Reshef	-	4,400,000 shares	Less than 1%
Lahit Kumar Verma(6)	Common Stock	27,750,000 shares	3.6%
Ning Qu(7)	Common Stock	30,000,000 shares	4.0%
Colin Stott (8)	Common Stock	180,000,000	23.9%
Hunter Land	Common Stock	-	-
Officers and Directors as a Group (8 persons)	Common Stock	632,150,000	83.8%
5% SHAREHOLDERS
NONE

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1.	As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
2.	The percentage shown is based on denominator of 754,280,000 shares of common stock issued and outstanding for the company as of October 18, 2021, not including the 7,500,000 Commitment Shares.
3.	All shares are held in TPR Holdings Limited, in which Mr. Rogers has voting and investment control over the shares.
4.	All shares are held in Opesmedical Holdings Ltd., in which Mr. McAuley has voting and investment control over the shares.
5.	All shares are held in Equipped 4 Holdings, in which Mr. Schiller has voting and investment control over the shares.
6.	All shares are held in Future Trends, Ltd., in which Mr. Verma has voting and investment control over the shares.
7.	All shares are held in Partner Investments B.V. in which Mr. Qu has voting and investment control over the shares.
8.	All shares are held in Phytotherapeutix Holdings Ltd in which Mr. Stott has voting and investment control over the shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On May 20, 2021, AJ Robbins CPA, LLC (the “Former Accountant”) resigned as the Company’s independent registered public accounting firm and, on May 20, 2021, the Company engaged Gries & Associates, LLC (the “New Accountant”) as the Company’s independent registered public accounting firm. The engagement of the New Accountant was approved by the Company’s Board of Directors.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 2,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.001 per share. As of October 18, 2021, there were 754,280,000 shares of our common stock issued and outstanding (not including the Commitment Shares) and 0 shares of our preferred stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

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In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

(2)	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(5)	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)	Any other relative rights, preferences and limitations of that series.

On December 7, 2020, we filed a Certificate of Designation with the Nevada Secretary of State to designate a class of Series A Preferred Stock. The Series A Preferred Stock features are summarized below:

1)       Consists of 8,000,000 shares;

2)       Super voting rights of 10 votes of common stock per share;

3)       Liquidation preference of $1.00 per share; and

4)       Conversion rights into common on a 1:10 basis with adjustments.

There are no outstanding shares of Series A Preferred Stock as of the date of this prospectus

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Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Share Purchase Warrants

We have no outstanding warrants to purchase our securities, aside from the Commitment Warrants.

Options

We have no outstanding options to purchase our securities, aside from the Commitment Warrants.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Certain Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the selling stockholder, EMC2. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for the common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

EMC2 is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

EMC2 has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. EMC2 has informed us that each such broker-dealer will receive commissions from EMC2 that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor EMC2 can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between EMC2 or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

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We will pay the expenses incident to the registration, offering, and sale of the shares to EMC2. We have agreed to indemnify EMC2 and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. EMC2 has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by EMC2 specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

EMC2 has represented to us that at no time prior to the Purchase Agreement has EMC2 or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. EMC2 agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised EMC2 that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by EMC2.

Our common stock is quoted on The OTC Markets under the symbol “ABTI”.

 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorize a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. In addition, our bylaws provide that we have the authority to indemnify our directors and officers and may indemnify our employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. We are also empowered under our bylaws to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by The Doney Law Firm, Las Vegas, Nevada.

EXPERTS

AJ Robbins CPA, LLC and Gries & Associates, LLC have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. AJ Robbins CPA, LLC and Gries & Associates, LLC have presented their reports with respect to our audited financial statements. The reports of AJ Robbins CPA, LLC and Gries & Associates, LLC is included in reliance upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). At some point in the near future we intend to make our reports, amendments thereto, and other information available, free of charge, on our website. At this time, we do not provide a link on its website to such filings, and there is no estimate for when such a link on our website will be available.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Financial Statements:
F-1	Consolidated Balance Sheets as of June 30, 2021 and March 31, 2021;
F-3	Consolidated Statements of Operations for three months ended June 30, 2021 and 2020;
F-4	Consolidated Statements of Cash Flows for three months ended June 30, 2021 and 2020;
F-5	Consolidated Statement of Stockholders’ Equity as of June 30, 2021; and
F-6	Notes to Consolidated Financial Statements.

Audited Financial Statements:
F-10	Reports of Independent Registered Public Accounting Firms
F-11	Balance Sheets as of March 31, 2021, September 30, 2020 and September 30, 2019;
F-12	Statements of Operations for the six months ended March 31, 2021 and 2020 and the years ended September 30, 2020 and 2019;
F-13	Statement of Stockholders’ Deficit for the six months ended March 31, 2021 and 2020 and the years ended September 30, 2020 and 2019
F-14	Statements of Cash Flows for the six months ended March 31, 2021 and 2020 and the years ended September 30, 2020 and 2019;
F-15	Notes to Financial Statements

F-21	Report of Independent Registered Public Accounting Firm
F-22	Consolidated Balance Sheet of ABTI Pharma Limited as of March 31, 2021 and March 31, 2020
F-23	Consolidated Statements of Operations of ABTI Pharma Limited for the years ended March 31, 2021 and March 31, 2020
F-24	Consolidated Statement of Shareholders’ Deficit of ABTI Pharma Limited for March 31, 2021 and March 31, 2020
F-25	Consolidated Statements of Cash Flows of ABTI Pharma Limited for the years ended March 31, 2021 and March 31, 2020
F-26	Notes to Consolidated Financial Statements

F-30	Pro Forma Financial Information (unaudited)

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ALTEROLA BIOTECH, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2021 AND MARCH 31, 2021

	June 30, 2021	March 31, 2021
ASSETS
Current Assets
Bank	$387	$519
Funds in attorney trust account	12,773
Prepaid	2,067	—
Total Current Assets	15,227	519

TOTAL ASSETS	$15,227	$519

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	$337,281	$98,379
Accrued expenses	164,346	20,244
Accrued expenses- related party	330,000	562,665
Advances from related party	79,096	78,350
Total Current Liabilities	910,723	759,638

Total Liabilities	910,723	759,638

Stockholders’ Equity (Deficit)
Preferred Stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	—	—
Common Stock, $.001 par value, 2,000,000,000 shares authorized, 754,280,000 and 754,280,000 shares issued and outstanding, respectively	754,280	754,280
Foreign currency translation adjustment	160	(14,023)
Additional paid-in capital	—	0
Accumulated deficit	(1,649,936)	(1,499,376)
Total Stockholders’ Equity (Deficit)	(895,496)	(759,119)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$15,227	$519

See accompanying notes to financial statements.

F-1

ALTEROLA BIOTECH, INC.

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2021

Three Months Ended June 30, 2021

REVENUES	$—

OPERATING EXPENSES
Accounting and audit fees	8,392
Research and development	136,291
Legal fees	719
Directors fees	—
General and administrative expenses	5,158
TOTAL OPERATING EXPENSES	150,560

LOSS FROM OPERATIONS	(150,560)

OTHER INCOME (EXPENSE)
Miscellaneous sale	—
TOTAL OTHER INCOME (EXPENSE)	—

PROVISION FOR INCOME TAXES	—

NET LOSS	$(150,560)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	754,280,000

See accompanying notes to financial statements.

F-2

ALTEROLA BIOTECH, INC.

UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM JANUARY 7, 2021 (INCEPTION) TO MARCH 31 2021 AND JUNE 30, 2021

	Common stock
	Shares	Amount	Additional paid in capital	Accumulated other comprehensive income ( loss)	Deficit	Total
Balance, January 7, 2021(inception)	100	$136	—	$0	$0	$136
Related party interest forgiven	—	—	1,544	—	—	1,544
Recapitalization on reverse merger	754,279,900	754,144	(1,544)	—	(1,156,343)	(403,743)
Change in foreign currency	—	—	—	(14,023)		(14,023)
Net loss	—	—	—	—	(343,033)	(343,033)
Balance, March 31, 2021	754,280,000	$754,280	—	$(14,023)	$(1,499,376)	$(759,119)
Change in foreign currency	—	—	—	14,183	—	14,183
Net loss	—	—	—	—	(150,560)	(150,560)
Balance, June 30, 2021	754,280,000	$754,280	0	$160	$(1,649,936)	$(895,496)

See accompanying notes to financial statements.

F-3

ALTEROLA BIOTECH, INC.

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THREE MONTHS ENDED JUNE 30, 2021

Three Months Ended June 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(150,560)
Changes in assets and liabilities:
Increase (decrease) in prepaid assets	(2,067)
Increase (decrease) in accrued expenses -related party	(232,832)
Increase (decrease) in accrued expenses	144,590
Increase (decrease) in accounts payable	240,151
Net Cash Used by Operating Activities	(718)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used by Investing Activities	0

CASH FLOWS FROM FINANCING ACTIVITIES
Due from related parties	746
Net Cash Provided by Financing Activities	746

Effect of exchange rate adjustments on cash	(160)

Net Increase (Decrease) in Cash and Cash Equivalents	(132)

Cash and cash equivalents, beginning of period	519
Cash and cash equivalents, end of period	$387

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$—
Income taxes paid	$—

NON-CASH INVESTING AND FINANCING INFORMATION

See accompanying notes to financial statements.

F-4

ALTEROLA BIOTECH, INC.

NOTES TO THE UNAUDITED CONSOIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

NOTE 1 – NATURE OF BUSINESS

After formation, the Company was in the business of mineral exploration. On May 3, 2010, the Company sold its mineral exploration business and entered into an Intellectual Property Assignment Agreement (“IP Agreement”) with Soren Nielsen pursuant to which Mr. Nielsen transferred his right, title and interest in all intellectual property relating to certain chewing gum compositions having appetite suppressant activity (the “IP”) to the Company for the issuance of 55,000,000 shares of the Company’s common stock.

Following the acquisition of the IP the Company changed its business direction to pursue the development of chewing gums for the delivery of Nutraceutical/functional ingredients for applications such as appetite suppressant, cholesterol suppressant, vitamin delivery, antioxidant delivery and motion sickness suppressant.

The business plan of the company will no longer be focused on a chewing gum delivery system but it will re-focus its activities to the development of cannabinoid, cannabinoid-like, and non-cannabinoid pharmaceutical active pharmaceutical ingredients (APIs), pharmaceutical medicines made from cannabinoid, cannabinoid-like, and non-cannabinoid APIs and European novel food approval of cannabinoid-based, cannabinoid-like and non-cannabinoid ingredients and products .In addition, the company plans to develop such bulk ingredients for supply into the cosmetic sector.

On January 19, 2021, the Company entered into an Stock Purchase Agreement (the “Agreement”) with ABTI Pharma Limited, a company registered in England and Wales (“ABTI Pharma”), pursuant to which the Company agreed to acquire all of the outstanding shares of capital stock of ABTI Pharma from its shareholders in exchange for 600,000,000 shares of the Company pro rata to the ABTI Pharma shareholders. The shares were issued on January 29, 2021 in anticipation of the closing and the parties to the transaction agreed in a March 24, 2021 amendment to close upon the ABTI Pharma Limited Shares being transferred to the Company, which was to occur upon the filing by the Company of its outstanding December 31, 2020 quarterly report on Form 10-Q, which was filed on May 28, 2021 with the Securities and Exchange Commission. The transaction closed on May 28, 2021.

The transaction is being accounted for as a reverse acquisition and recapitalization. ABTI Pharma is the acquirer for accounting purposes and the Company is the issuer. The historical financial statements presented are the financial statements of ABTI. The Agreement was treated as a recapitalization and not as a business combination; at the date of the acquisition, the net liabilities of the legal acquirer, Alterola, were $389,721.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United State of America (GAAP accounting) and include the accounts of Alterola and its wholly owned subsidiaries ABTI Pharma, Phytotherapeutix Ltd, Ferven Ltd., and Nano4M Ltd. All material intercompany transactions and balances have been eliminated.

F-5

ALTEROLA BIOTECH, INC.

NOTES TO THE UNAUDITED CONSOLIDATEDEDFINANCIAL STATEMENTS

JUNE 30, 2021

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company had a September 30 fiscal year end. Subsequent to the Agreement with ABTI Pharma, the Company has changed its year end from September 30 to March 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Funds in attorney trust account

The company does not have its own bank account. Amounts due from attorney represents fund held on behalf of the Company in trust by its legal counsel.

Fair Value of Financial Instruments

Alterola’s financial instruments consist of cash and equivalents, accrued expenses, accrued interest and notes payable. The carrying amount of these financial instruments approximates fair value (“FV”) due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

FV is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The FV should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the FV of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining FV, the disclosure requirements around FV establish a FV hierarchy for valuation inputs which is expanded. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring FV are observable in the market. Each FV measurement is reported in one of the three levels which is determined by the lowest level input that is significant to the FV measurement in its entirety. These levels are:

Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

F-6

ALTEROLA BIOTECH, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (continued)

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The FV are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The carrying value of the Company’s financial assets and liabilities which consist of cash, accounts payable and accrued liabilities, and notes payable are valued using level 1 inputs. The Company believes that the recorded values approximate their FV due to the short maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Foreign Currency Translation

The financial statements are presented in US Dollars. Transactions with foreign subsidiaries where US dollars are not the functional currency will be recorded in accordance with Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 830 Foreign Currency Transaction. According to Topic 830, all assets and liabilities are translated at the exchange rate on the balance sheet date, stockholders’ equity is translated at historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income (loss) in accordance with ASC Topic 220, Comprehensive Income . Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statement of operations and comprehensive income (loss )

Revenue Recognition

On January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers ("ASC 606"), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under ASC 605. As of and for the year ended June 30, 2021, the financial statements were not materially impacted as a result of the application of Topic 606 compared to Topic 605.

Loss Per Common Share

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

F-7

ALTEROLA BIOTECH, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

Stock-based compensation is accounted for at FV in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options

Risks and Uncertainties

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic.  Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and business.  The Coronavirus and actions taken to mitigate it have had and are expected to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.”

Recent Accounting Pronouncements

Alterola does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses consisted of the following at June 30, 2021 and March 31, 2021:

	June 30, 2021	March 31, 2021
Audit fees	$17,687	$—
Accounting	5,600	5,600
Research and development	126,415	—
Legal fees and transfer agent	14,644	15,644
Total Accrued Expenses	$164,346	$20,244

NOTE 4 – CAPITAL STOCK

The Company has 2,000,000,000 shares of $.001 par value common stock authorized and 10,000,000 shares of $.001 par value preferred stock authorized.

The Company has 754,280,000 and 754,280,000 shares of common stock issued and outstanding as of June 30, 2021 and March 31, 2021, respectively. There are no shares of preferred stock issued and outstanding as of June 30, 2021 and March 31, 2021.

F-8

ALTEROLA BIOTECH, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

NOTE 5 – RELATED PARTY TRANSACTIONS

Alterola neither owns nor leases any real or personal property. An officer has provided office space without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

During the period ended June 30, 2021, a shareholder made advances to the company to fund operating expenses in the amount of $79,096. These advances are non – interest bearing and have no specified terms of repayment.

During the period ended June 30, 2021, the Company accrued director’s fees payable of $330,000.

NOTE 6 – LIQUIDITY & GOING CONCERN

Alterola has negative working capital of $895,496, has incurred losses since inception of $1,649,936, and has not received revenues from sales of products or services. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Alterola to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company analyzed its operations subsequent to June 30, 2021 to the date these financial statements were issued, and determined it does not have any material subsequent events to disclose in these financial statements.

F-9

Gries & Associates, LLC

Certified Public Accountants

400 South Colorado Blvd, Ste 870

Denver, Colorado 80246

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Alterola Biotech, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Alterola Biotech, Inc. (the Company) as of March 31, 2021 and the related statement of operations, stockholders’ deficit and cash flows for the period then ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021, and the results of its operations and its cash flows for each of the period then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the

U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion

.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 7 to the financial statements, the Company has negative working capital of $389,521, has incurred losses since inception of $1,531,288, and has not received any revenues These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

/s/ Gries & Associates, LLC

We have served as the Company’s auditor since 2021. Denver, Colorado

June 4, 2021

blaze@griesandassociates.com

400 South Colorado Blvd, Suite 870, Denver, Colorado 80246 (O)720-464-2875 (M)773-255-5631 (F)720-222-5846

AJ Robbins CPA, LLC Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Alterola Biotech, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Alterola Biotech, Inc. (the Company) as of September 30, 2020 and 2019 and the related statements of operations, stockholders’ deficit and cash flows for each of the years then ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion

.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 7 to the financial statements, the Company has negative working capital of $323,221, has incurred losses since inception of $1,221,788, and has not received any revenues These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

/s/AJ Robbins CPA LLC

We have served as the Company’s auditor since 2019.

Denver, Colorado March 23, 2021

aj@ajrobbins.com

400 South Colorado Blvd, Suite 870, Denver, Colorado 80246

(B)303-537-5898 (M)720-339-5566 (F)303-586-6261

F-10

ALTEROLA BIOTECH, INC.

BALANCE SHEETS

AS OF MARCH 31, 2021, SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

	March 31, 2021	September 30, 2020	September 30, 2019
ASSETS
Current Assets
Funds in attorney trust account	$12,773	$15,273	$14,742
Total Current Assets	12,773	15,273	14,742

TOTAL ASSETS	$12,773	$15,273	$14,742

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accrued expenses	$20,244	$36,244	$35,202
Accrued directors’ fees	330,000	300,000	180,000
Advances from related party	52,250	2,250	2,250
Total Current Liabilities	402,494	338,494	217,452

Total Liabilities	402,494	338,494	217,452

Stockholders’ Deficit
Preferred Stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	—	—	—
Common Stock, $.001 par value, 2,000,000,000 shares authorized, 754,280,000 and 129,980,000 shares issued and outstanding, respectively	754,280	129,980	116,980
Additional paid-in capital	987,287	768,587	651,587
Common stock held in trust	(600,000)	—	—
Accumulated deficit	(1,531,288)	(1,221,788)	(971,277)
Total Stockholders’ Deficit	(389,721)	(323,221)	(202,710)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$12,773	$15,273	$14,742

See accompanying notes to financial statements.

F-11

ALTEROLA BIOTECH, INC.

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED MARCH 31, 2021 AND 2020 AND THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

	Six Months Ended March 31, 2021	Six Months Ended March 31, 2020	Year Ended September 30, 2020,	Year Ended September 30, 2019

REVENUES	—	—	—	—

OPERATING EXPENSES
Accounting and audit fees	26,500	10,500	11,000	10,000
Professional fees	243,000	—	130,000	126,000
Consulting fees	—	60,000	60,000	—
Legal fees	5,000	4,034	4,034	930
Directors fees	30,000	60,000	120,000	120,000
General and administrative expenses	5,000	4,467	4,477	523
TOTAL OPERATING EXPENSES	309,500	139,001	329,511	258,453

LOSS FROM OPERATIONS	(309,500)	(139,001)	(329,511)	(258,453)

OTHER INCOME (EXPENSE)
Miscellaneous sale	—	79,000	79,000	—
Interest expense	—	—	—	(249)
TOTAL OTHER INCOME (EXPENSE)	—	79,000	79,000	(249)

PROVISION FOR INCOME TAXES	—	—	—	—

NET LOSS	$(309,500)	$(60,001)	$(250,511)	$(258,702)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	442,363,333	116,980,000	118,063,333	116,563,333

See accompanying notes to financial statements.

F-12

ALTEROLA BIOTECH, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD ENDED MARCH 31, 2021 AND THE YEAR ENDED SEPTEMBER 30, 2020

	Common stock
	Shares	Amount	Additional paid-in Capital	Shares held in trust	Accumulated Deficit	Total
Balance, September 30, 2019	116,980,000	$116,980	$651,587	—	$(971,277)	$(202,710)
Common stock issued for services	13,000,000	13,000	117,000	—		130,000
Net loss for the year ended September 30, 2020	—	—	—	—	(250,511)	(250,511)
Balance, September 30, 2020	129,980,000	$129,980	$768,587	—	$(1,221,788)	$(323,221)
Common stock issued for services	24,300,000	24,300	218,700			243,000
Common stock issued for acquisition	600,000,000	600,000	—	(600,000)	—	—
Net loss for the period ended March 31, 2021	—	—	—	—	(309,500)	(309,500)
Balance, March 31, 2021	754,280,000	$754,280	$987,287	(600,000)	$(1,531,288)	$(389,721)

See accompanying notes to financial statements.

F-13

ALTEROLA BIOTECH, INC.

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED MARCH 31, 2021 AND 2020, AND YEARS ENDED SEPTEMBER 30, 2020 AND 2019

	Six months ended March 31, 2021	Six months ended March 31, 2020	Twelve months ended September 30, 2020	Twelve months ended September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(309,500)	$(60,001)	$(250,511)	$(258,702)
Non-cash items related to operations
Stock based compensation	243,000	0	130,000	126,000
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	14,000	60,533	121,042	130,953
Increase (decrease) in accrued interest	0	0	0	249
Increase (decrease) in advance from related party	0	0	0	1,500
Increase (decrease) in due from attorney	2,500	(532)	(531)	0
Net Cash Used by Operating Activities	(50,000)	0	0	0

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of intellectual property	0	0	0	0
Website development	0	0	0	0
Net Cash Used by Investing Activities	0	0	0	0

CASH FLOWS FROM FINANCING ACTIVITIES
Due from related parties	50,000	0	0	0
Proceeds from notes payable	0	0	0	0
Net Cash Provided by Financing Activities	50,000	0	0	0

Net Increase (Decrease) in Cash and Cash Equivalents	0	0	0	0

Cash and cash equivalents, beginning of period	0	0	0	0
Cash and cash equivalents, end of period	$0	$0	$0	$0

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$0	$0	0	0
Income taxes paid	$0	$0	$0	$0

NON-CASH INVESTING AND FINANCING INFORMATION
Common stock to be issued for acquisition	$600,000	$0	$0	$0
Common stock issued for services	$243,000	$0	$130,000	$0

See accompanying notes to financial statements.

F-14

ALTEROLA BIOTECH, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

After formation, the Company was in the business of mineral exploration. On May 3, 2010, the Company sold its mineral exploration business and entered into an Intellectual Property Assignment Agreement (“IP Agreement”) with Soren Nielsen pursuant to which Mr. Nielsen transferred his right, title and interest in all intellectual property relating to certain chewing gum compositions having appetite suppressant activity (the “IP”) to the Company for the issuance of 55,000,000 shares of the Company’s common stock.

Following the acquisition of the IP the Company changed its business direction to pursue the development of chewing gums for the delivery of Nutraceutical/functional ingredients for applications such as appetite suppressant, cholesterol suppressant, vitamin delivery, antioxidant delivery and motion sickness suppressant.

The business plan of the company will no longer be focused on a chewing gum delivery system but it will re-focus its activities to the development of cannabinoid, cannabinoid-like, and non-cannabinoid pharmaceutical active pharmaceutical ingredients (APIs), pharmaceutical medicines made from cannabinoid, cannabinoid-like, and non-cannabinoid APIs and European novel food approval of cannabinoid-based, cannabinoid-like and non-cannabinoid ingredients and products .In addition, the company plans to develop such bulk ingredients for supply into the cosmetic sector.

On January 19, 2021, the Company entered into an Stock Transfer Agreement (the “Agreement”) with ABTI Pharma Limited, a company registered in England and Wales (“ABTI Pharma”), pursuant to which the Company will acquire all of the outstanding shares of capital stock of ABTI Pharma from its shareholders in exchange for 600,000,000 shares of the Company pro rata to the ABTI Pharma shareholders. The shares have been issued in anticipation of the closing and the transaction will close upon the ABTI Pharma Limited Shares being transferred to the Company which will occur upon the filing by the Company of its outstanding annual report and form 10-K for 2019, and its quarterly reports for 2020, which were filed on May 28, 2021. The shares were issued January 29, 2021 in anticipation of a closing. The transaction will be accounted for as a reverse acquisition upon closing. As of March 31, 2021, the shares have been recorded at $600,000 and has been reflected in the statement of equity as common stock held in trust as the shares have not been released to ABTI Pharma.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has a September 30 fiscal year end. Subsequent to the Agreement with ABTI Pharma Limited, the Company has changed its year end from September 30 to March 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

F-15

ALTEROLA BIOTECH, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Funds in attorney trust account

The company does not have its own bank account. Amounts due from attorney represents fund held on behalf of the Company in trust by its legal counsel.

Fair Value of Financial Instruments

Alterola’s financial instruments consist of cash and equivalents, accrued expenses, accrued interest and notes payable. The carrying amount of these financial instruments approximates fair value (“FV”) due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

FV is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The FV should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the FV of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining FV, the disclosure requirements around FV establish a FV hierarchy for valuation inputs which is expanded. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring FV are observable in the market. Each FV measurement is reported in one of the three levels which is determined by the lowest level input that is significant to the FV measurement in its entirety. These levels are:

Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The FV are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The carrying value of the Company’s financial assets and liabilities which consist of cash, accounts payable and accrued liabilities, and notes payable are valued using level 1 inputs. The Company believes that the recorded values approximate their FV due to the short maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments.

F-16

ALTEROLA BIOTECH, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Foreign Currency Translation

The financial statements are presented in US Dollars. Transactions with foreign subsidiaries where US dollars are not the functional currency will be recorded in accordance with Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 830 Foreign Currency Transaction. According to Topic 830, all assets and liabilities are translated at the exchange rate on the balance sheet date, stockholders’ equity is translated at historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income (loss) in accordance with ASC Topic 220, Comprehensive Income . Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statement of operations and comprehensive income (loss )

Revenue Recognition

On January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers ("ASC 606"), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under ASC 605. As of and for the year ended March 31, 2021, the financial statements were not materially impacted as a result of the application of Topic 606 compared to Topic 605.

Loss Per Common Share

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

Stock-Based Compensation

Stock-based compensation is accounted for at FV in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options

Risks and Uncertainties

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic.  Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and business.  The Coronavirus and actions taken to mitigate it have had and are expected to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.”

Recent Accounting Pronouncements

Alterola does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

F-17

ALTEROLA BIOTECH, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 – ACCRUED EXPENSES

Accrued expenses consisted of the following at March 31, 2021 and September 30, 2020:

	March 31, 2021	September 30, 2020
Audit fees	$—	$10,000
Accounting	5,600	6,600
Legal fees and transfer agent	14,644	19,644
Total Accrued Expenses	$20,244	$36,244

NOTE 4 – CAPITAL STOCK

The Company has 2,000,000,000 shares of $.001 par value common stock authorized and 10,000,000 shares of $.001 par value preferred stock authorized.

During the year ended September 30, 2019, the Company issued 1,000,000 shares of common stock to an officer for services rendered with a deemed value of services provided of $90,000.

During the year ended September 30, 2020, the Company issued 13,000,000 shares of common stock to individuals for services rendered with a deemed value of services provided of $130,000.

During the period ended March 31, 2021, the Company issued 24,300,000 shares of common stock for services rendered with a deemed value of services provided of $243,000.

On January 29, 2021, the Company issued 600,000,000 shares of common stock for an acquisition with a deemed value of $600,000. The shares have not been transferred and are held in trust as of March 31, 2021.

The Company has 754,280,000 and 129,980,000 shares of common stock issued and outstanding as of March 31, 2021 and September 30, 2020 respectively. There are no shares of preferred stock issued and outstanding as of March 31, 2021 and September 30, 2020.

F-18

ALTEROLA BIOTECH, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 – INCOME TAX

Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize these assets, a full valuation allowance has been established to offset the net deferred tax asset. The income tax effects of the Tax Cuts and Jobs Act have been completed in accordance with FASB ASC 740.

The provision for income tax consists of the following components at March 31, 2021 and September 30, 2020:

	2021	2020
Current:
Federal income taxes (benefit)	(33,490)	$(82,472)
State income taxes	—	—
Deferred Benefit from net operating loss	33,490	82,472
	$(0)	$(0)

The following reconciles income taxes reported in the financial statements to taxes that would be obtained by applying regular tax rates to income before taxes:

	2021	2020
Expected tax expense (benefit) using regular rates	$33,490	$82,472
State minimum tax valuation allowance	(33,490)	(82,472)
Tax Provision	$—	$—

The Company has loss carry forwards totaling $1,372,534 that may be offset against future federal income taxes. If not used, the carry forwards will expire between 2028 and 2040. The change in control may limit the amount of loss carryforward that may be utilized.

At March 31, 2021 and September 30, 2020, the significant components of the deferred tax assets are summarized below:

	March 31, 2021	September 30, 2020
Deferred income tax asset
Net operation loss carryforwards	466,662	433,172
Total deferred income tax asset	466,662	433,172
Less: valuation allowance	(466,662)	(433,172)
Total deferred income tax asset	$—	$—

The federal income tax returns of the Company for 2021 and 2020 are subject to examination by the IRS, generally for three years after they were filed.

F-19

ALTEROLA BIOTECH, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 – RELATED PARTY TRANSACTIONS

Alterola neither owns nor leases any real or personal property. An officer has provided office space without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

During the period ended March 31, 2021, a shareholder made advances to the company to fund operating expenses in the amount of $50,000. These advances are non – interest bearing and have no specified terms of repayment.

During the period ended March 31, 2021, the Company accrued director’s fees payable of $330,000.

NOTE 7 – LIQUIDITY & GOING CONCERN

Alterola has negative working capital of $389,521, has incurred losses since inception of $1,531,288, and has not received revenues from sales of products or services. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Alterola to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 8 – OTHER INCOME

The Company recognized other income of $79,000 during the year ended September 30, 2020. The income consists of payments received from third parties for effecting a change in stock symbol.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company analyzed its operations subsequent to March 31, 2021 to the date these financial statements were issued.

On May 24, 2021, the Company and the shareholders of ABTI Pharma memorialized a new closing date in an amendment to the Agreement. The Company issued the 600,000,000 shares in anticipation of the closing and the transaction will close upon the ABTI Pharma shares being transferred to the Company, which will occur upon the filing of the Company’s December 31, 2020 quarterly form on Form 10-Q With the Securities and Exchange Commission (”SEC”). The December 31, 2020 Form 10-Q was filed with the SEC on May 28, 2021.

Pursuant to the Agreement, the Company will provide funding to ABTI Pharma to pay for operating expenses including salaries, office expenses and additional expenses or projects in the amount of US$500,000 within fifteen (15) days from closing the Agreement and shall fund an additional US $200,000 every 30 days thereafter until a total funding of US $1,100,000 has been delivered.

F-20

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of ABTI Pharma Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of ABTI Pharma Limited (the "Company") as of March 31, 2021 and 2020, the related consolidated statement of operations, stockholders' equity, and cash flows for the years ended March 31, 2021 and 2020, and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended through March 31, 2021 and 2020, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Served as Auditor since 2021

Lakewood, CO

June 16, 2021

F-21

ABTI Pharma Limited

Consolidated Balance Sheets

	March 31, 2021	March 31, 2020
ASSETS
Current Assets
Cash	$519	$2
Total Current Assets	519	2

Total Assets	$519	$2

Liabilities and Shareholders' Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$97,130	$—
Accounts payable – related party	232,665
Loan payable - related party	26,100	—
Total Current Liabilities	355,895	—

Total Liabilities	355,895	—

Shareholders' Deficit
Ordinary shares: GBP £1.00 ($1.36) par value 100 shares issued and outstanding	136	3
Additional paid in capital	1,544	—
Accumulated deficit	(343,033)	—
Accumulated other comprehensive loss	(14,023)	(1)
Total Shareholders' Equity (Deficit)	(355,376)	2
Total Liabilities and Shareholders' Equity (Deficit)	$519	$2

The accompanying notes are an integral part of these audited financial statements.

F-22

ABTI Pharma Limited

Consolidated Statements of Comprehensive Loss

	Year Ended March 31,
	2021	2020

Revenue	$—	$—

Operating Expenses:
General and administrative	28,838	—
Professional fees	92,219	—
Research and development – related party	220,512	—
Total operating expenses	341,569	—

Operating loss	(341,569)	—

Other income (expense)
Interest expense	(1,464)	—
Total other expense	(1,464)	—

Net loss before taxes	(343,033)	—

Income tax benefit	—	—

Net Loss	$(343,033)	$—

Other comprehensive income (loss)
Foreign currency translation adjustment	(14,022)	—

Comprehensive Loss	$(357,055)	$—

Net loss per ordinary share, basic and diluted	$(3,430)	$—
Basic and diluted weighted average ordinary shares outstanding	100	2

The accompanying notes are an integral part of these audited financial statements.

F-23

ABTI Pharma Limited

Consolidated Statement of Shareholders’ Deficit

For the Years Ended March 31, 2021 and 2020

	Number of Shares	Share Capital	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders' Equity (Deficit )
Balance - March 31, 2019	2	$3	$—	$—	$(1)	$2
Net loss	—	—	—	—	—	—
Balance - March 31, 2020	2	3	—	—	(1)	2
Issuance of ordinary shares	98	133	—	—	—	133
Related party interest forgiven	—	—	1,544	—	—	1,544
Foreign currency translation adjustment	—	—	—	—	(14,022)	(14,022)
Net loss	—	—	—	(343,033)	—	(343,033)
Balance - March 31, 2021	100	$136	$1,544	$(343,033)	$(14,023)	$(355,376)

The accompanying notes are an integral part of these audited financial statements.

F-24

ABTI Pharma Limited

Consolidated Statements of Cash Flows

	Year Ended March 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(343,033)	$—
Changes in current assets and liabilities:
Accounts payable – related party	220,512	—
Accounts payable and accrued liabilities	93,520	—
Net cash used in operating activities	(29,000)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of ordinary shares	128	—
Proceeds from related party loans	24,736	—
Net cash provided by financing activities	24,864	—

Effect of exchange rate in cash	4,653	—

Net change in cash for the period	517	—
Cash at beginning of period	2	2
Cash at end of period	$519	$2

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$—	$—
Cash paid for interest	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES
Forgiveness of related party accrued interest	$1,464	$—

The accompanying notes are an integral part of these audited financial statements.

F-25

ABTI Pharma Limited

Notes to the Consolidated Financial Statements

March 31, 2021 and 2020

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

ABTI Pharma Limited (the “Company”) was incorporated in the United Kingdom on January 7, 2021. The Company is a UK based pharmaceutical company developing cannabinoid, cannabinoid-like, and non-cannabinoid pharmaceutical active pharmaceutical ingredients (APIs), pharmaceutical medicines made from cannabinoid, cannabinoid-like, and non-cannabinoid APIs and targeting European novel food approval of cannabinoid-based, cannabinoid-like and non-cannabinoid ingredients and products .In addition, the company is seeking to develop such bulk ingredients for supply into the cosmetic sector. To date, the Company’s activities have been limited to its formation and the raising of equity capital. The Company’s fiscal year end is March 31.

Subsidiaries

On January 27, 2021, the Company acquired 100% of Ferven Limited and Phytotherapeutix Ltd. The Companies were under common control before the acquisition and are consolidated in accordance to ASC-805-50, in which the assets and liabilities of Ferven Limited and Phytotherapeutix Ltd. have been presented at their carrying values at the date of common control.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Ferven Limited (United Kingdom) and Phytotherapeutix Ltd (United Kingdom). All significant intercompany transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds. The carrying value of those investments approximates fair value. The Company had $519 and $2 in cash as of March 31, 2021 and 2020, respectively.

Foreign Currency Translations

The Company’s functional currency is in British pound sterling (“GBP”). All transactions are translated into U.S. dollars in accordance with ASC 830-30, “Translation of Financial Statements,” as follows:

1)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date.
2)	Equity at historical rates.
3)	Revenue and expense items at the average rate of exchange prevailing during the period.

F-26

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders’ equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income (loss). Gains and losses from foreign currency transactions are included in earnings in the period of settlement.

Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The carrying amounts of cash, accounts payable and accrued liabilities, and due to related parties approximate fair value because of the short-term nature of these items.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

As of March 31, 2021, and 2020, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Loss per Share

The Company has adopted ASC 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of ordinary stock outstanding during the period.

The Company has no potentially dilutive securities currently issued and outstanding.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of its financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

F-27

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception. The Company has a net loss of $343,033, for the period ended March 31, 2021, working capital deficiency of $355,376 and an accumulated deficit of $343,033 at March 31, 2021. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing, shareholder loans and to commence profitable operations in the future and repay its liabilities arising from normal business operations as they become due. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for future periods.

NOTE 4 - INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The provisions for income tax, consist of the following:

March 31, 2021
Net Operating Loss carryforward	$65,176
Valuation allowance	(65,176)
Net deferred tax asset	$—

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets are as follows:

	March 31, 2021	March 31, 2020
Net Operating Profit	$(343,033)	$—
Effective tax rate	19%	—
Income Tax expense	(65,176)	—
Less: valuation allowance	65,176	—
Income Tax Expense	$—	$—

A valuation allowance has been established for our tax assets as their use is dependent on the generation of sufficient future taxable income, which cannot be predicted at this time. As of March 31, 2021, we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required. No interest and penalties have been recognized by us to date. Our net operating loss carryforwards are subject to review and possible adjustment by HM Revenue & Customs. Tax returns for the years ended 2019 through 2021 are subject to review.

F-28

NOTE 5 - RELATED PARTIES TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a promissory note.

During the year ended March 31, 2021, the subsidiary’s director advanced to the Company an amount of $24,736 by the way of loan and the Company accrued $1,544 interest at 13% per annum. As of March 31,2021, the subsidiary’s director forgave the accrued interest payable of $1,544 and it was recorded to additional paid-in-capital.

During the year ended March 31, 2021, research and development services of $232,665 were rendered to the Company by a related party. As of March 31, 2021, the unpaid invoice for research and development services was $232,665.

NOTE 6 - EQUITY

The Company has ordinary shares with a par value of GBP 1.00 per share.

During the year ended March 31, 2021, 100 ordinary shares were issued for GBP 100 ($133) in cash.

As of March 31, 2021 and 2020, there were 100 and 2 ordinary shares issued and outstanding, respectively.

NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

F-29

ALTEROLA BIOTECH INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

	Alterola Biotech Inc.	ABTI Pharma Limtied	Proforma Adjustments	Notes	Proforma As Adjusted
Assets
Current Assets
Cash	$12,773	$519	$—		$13,292
Total Current assets	12,773	519	—		13,292

Total Assets	$12,773	$519	$—		$13,292

Liabilities and Shareholders' Deficit
Current Liabilities
Accounts payable and accrued liabilities	$20,244	$97,130	$—		$117,374
Accounts payable - related party	330,000	232,665	—		562,665
Loans payable - related parties	52,250	26,100	—		78,350
Total Current Liabilities	402,494	355,895	—		758,389
Total Liabilities	402,494	355,895	—		758,389

Stockholders’ Deficit
Preferred Stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	—	—	—		—
Common stock: 2,000,000,000 authorized; $.001 par value 754,280,000 shares issued and outstanding	754,280	—	—		754,280
Ordinary shares: GBP £1.00 ($1.36) par value 100 shares issued and outstanding	—	136	(136)	4(a)	—
Additional paid in capital	987,287	1,544	(599,864)		388,967
Common stock held in trust	(600,000)	—	600,000		—
Accumulated deficit	(1,531,288)	(343,033)	—		(1,874,321
Accumulated other comprehensive loss	—	(14,023)	—		(14,023)
Total Stockholder’s Deficit	(389,721)	(355,376)	—		(745,097)

Total Liabilities and Stockholders' Deficit	$12,773	$519	$—		$13,292

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

F-30

ALTEROLA BIOTECH INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended March 31, 2021

	Alterola Biotech Inc.	ABTI Pharma Limited	Proforma Adjustments	Notes	Proforma As Adjusted

Revenue	$—	$—	$—		$—
Operating Expenses	—
Research and development	—	220,512	—		220,512
Accounting and audit fees	23,500	—	—		23,500
Professional fees	373,000	92,219	—		465,219
Legal fees	5,000	—	—		5,000
Directors fees	90,000	—	—		90,000
General and administrative expenses	5,010	28,838	—		33,848
Total operating expenses	496,510	341,569	—		838,079
Operating loss	(496,510)	(341,569)	—		(838,079)
Other Income (Expense)	—
Interest expense	—	(1,464)	—		(1,464)
Total other expense	—	(1,464)	—		(1,464)
Net loss before provision for income taxes	(496,510)	(343,033)	—		(839,543)
Income taxes	—	—	—		—
Net loss	$(496,510)	$(343,033)	$—		$(839,543)
Other comprehensive loss
Foreign currency translation adjustment	—	(14,022)	—		(14,022)
Total comprehensive loss	$(496,510)	$(357,055)	$—		$(853,565)
Basic and dilutive loss per common share	$(0.00)	$(0.00)
Weighted average number of common shares outstanding	442,363,333	442,363,333

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

F-31

ALTEROLA BIOTECH INC.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

On January 19, 2021, Alterola Biotech Inc. (the “Company”, “Alterola”) entered into a Stock Purchase Agreement (the “Agreement”) with ABTI Pharma Limited, a company registered in England and Wales (“ABTI Pharma”, “ABTI”), pursuant to which the Company will acquire all of the outstanding shares of capital stock of ABTI Pharma from its shareholders in exchange for 600,000,000 shares of the Company issued pro rata to the ABTI Pharma shareholders.

On May 24, 2021, the Company and the shareholders of ABTI Pharma memorialized a new closing date in an amendment to the Agreement (the “Amendment”). The Company has already issued the 600,000,000 shares in anticipation of the closing and the transaction will close upon the ABTI Pharma shares being transferred to the Company, which will occur upon the filing of the Company’s December 31, 2020 quarterly report on Form 10-Q with the Securities and Exchange Commission (“SEC”).

On May 28, 2021, having completed all conditions under the Agreement, the Company closed the transaction.

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements are based on the Company’s and ABTI’s historical consolidated financial statements as adjusted to give effect to the acquisition of ABTI and the shares issued as part of the acquisition. The unaudited pro forma combined statements of operations for the year ended March 31, 2021 give effect to the ABTI acquisition as if it had occurred on April 1, 2020. The unaudited proforma combined balance sheet as of March 31, 2021 gives effect to the ABTI acquisition as if it had occurred on March 31, 2021.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments presented in the pro forma combined balance sheet and statement of operations are described in Note 4— Pro Forma Adjustments.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the acquisition.

NOTE 2. ACCOUNTING PERIODS PRESENTED

Certain pro forma adjustments were made to conform ABTI accounting policies to the Company’s accounting policies as noted below.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 is presented as if the acquisition had occurred on March 31, 2021 and combines the historical balance sheet of the Company at March 31, 2021 and the historical balance sheet of the ABTI at March 31, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021 has been prepared by combining the Company’s historical consolidated statement of operations for the year ended March 31, 2021, with the historical statement of operations of ABTI for the year ended March 31, 2021.

NOTE 3. PRELIMINARY PURCHASE PRICE ALLOCATION

On May 28, 2021, the Company acquired ABTI for total consideration of 600,000,000 shares of Company’s common stock. The unaudited pro forma condensed combined financial statements include various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of SwissLink based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analysis of fair value of the acquired assets and assumed liabilities. Accordingly, pro forma adjustments are preliminary and have been made solely for illustrative purposes.

 NOTE 4. PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a)	To eliminate 600,000,000 shares of common stock held in trust and equity of ABTI.

F-32

Alterola Biotech, Inc.

55,000,000 Shares of Common Stock

Prospectus

November 2, 2021

49